Exhibit 4.8

EXECUTIVE VERSION

AMENDED AND RESTATED AGREEMENT BETWEEN NOTEHOLDERS

Dated as of July 23, 2020 by and among

CITI REAL ESTATE FUNDING INC.
(As Initial Noteholder of Note A-5, Note A-9, Note B-5-A, Note B-9-A and Note B-5-B)

and

BARCLAYS CAPITAL REAL ESTATE INC.
(As Initial Noteholder of Note A-6, Note B-6-A and Note B-6-B)

and

GERMAN AMERICAN CAPITAL CORPORATION
(As Initial Noteholder of Note A-7, Note B-7-A and Note B-7-B)

and

SOCIETE GENERALE FINANCIAL CORPORATION
(As Initial Noteholder of Note A-8, Note A-12, Note B-8-A, Note B-12-A and Note B-8-B)

and

BARCLAYS BANK PLC
(As Initial Noteholder of Note A-10 and Note B-10-A)

and

DEUTSCHE BANK AG, NEW YORK BRANCH
(As Initial Noteholder of Note A-11 and Note B-11-A)

and

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE ON BEHALF OF THE
REGISTERED HOLDERS OF THE BX COMMERCIAL MORTGAGE TRUST 2020-VIVA,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2020-VIVA
(As Initial Noteholder of Note A-1, Note A-2, Note A-3, Note A-4, Note B-1-A, Note B-2-A,
Note B-3-A, Note B-4-A, Note B-1-B, Note B-2-B, Note B-3-B, Note B-4-B, Note C-1, Note C-2,
Note C-3 and Note C-4)

and

CITIBANK, N.A.
(As Initial Agent)

MGM Grand Las Vegas Hotel & Casino and Mandalay Bay Resort & Casino

THIS AMENDED AND RESTATED AGREEMENT BETWEEN NOTEHOLDERS, dated as of JULY 23, 2020 by and between (i) WILMINGTON TRUST, NATIONAL ASSOCIATION (together with its successors in interest, “WTNA”), a national banking association (in its capacity as trustee, on behalf of the registered holders of the BX Commercial Mortgage Trust 2020-VIVA, Commercial Mortgage Pass-Through Certificates, Series 2020-VIVA, as Initial Noteholder (as defined herein) of Note A-1, Note A-2, Note A-3, Note A-4, Note B-1-A, Note B-2-A, Note B-3-A, Note B-4-A, Note B-1-B, Note B-2-B, Note B-3-B, Note B-4-B, Note C-1, Note C-2, Note C-3 and Note C-4), (ii) CITI REAL ESTATE FUNDING INC. (together with its successors in interest, “CREFI”), a New York corporation (in its capacity as Initial Noteholder of Note A-5, Note A-9, Note B-5-A, Note B-9-A and Note B-5-B), (iii) BARCLAYS CAPITAL REAL ESTATE INC. (together with its successors in interest “BCREI”), a Delaware corporation (in its capacity as Initial Noteholder of Note A-6, Note B-6-A and Note B-6-B), (iv) GERMAN AMERICAN CAPITAL CORPORATION (together with its successors in interest, “GACC”), a Maryland corporation (in its capacity as Initial Noteholder of Note A-7, B-7-A and Note B-7-B), (v) SOCIETE GENERALE FINANCIAL CORPORATION (together with its successors in interest, “SGFC”), a Delaware corporation (in its capacity as Initial Noteholder of Note A-8, Note A-12, Note B-8-A, B-12-A and Note B-8-B), (vi) BARCLAYS BANK PLC (together with its successors in interest, “BBPLC”), a public limited company registered in England and Wales (in its capacity as Initial Noteholder of Note A-10 and Note B-10-A), (vii) DEUTSCHE BANK AG, NEW YORK BRANCH (together with its successors in interest, “DBNY”), a branch of Deutsche Bank AG, a German bank, authorized by the New York Department of Financial Services (in its capacity as Initial Noteholder of Note A-11 and Note B-11-A), and (viii) Citibank, N.A. (together with its successors in interest, “Citibank”), a national banking association (in its capacity as the BX 2020-VIVA Certificate Administrator (as defined below) as the agent under this Agreement at the time of its execution and delivery, the “Initial Agent”);

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), on February 14, 2020 (the “Origination Date”), CREFI, BCREI, DBNY and SGFC, as lenders (collectively in such capacities, the “Original Lenders”), co-originated a certain loan in the aggregate principal amount of $3,000,000,000 (the “Mortgage Loan”) to the mortgage loan borrowers described on the Mortgage Loan Schedule (as defined herein) (individually or collectively, as the context may require, the “Borrower”), which Mortgage Loan was at origination evidenced, inter alia, by multiple promissory notes (collectively, the “Original Notes”) made by the Borrower in favor of the respective Original Lenders.

WHEREAS, following the Origination Date, the Original Lenders exchanged the Original Notes for replacement, amended and restated promissory notes (collectively, the “First Replacement Notes”), and DBNY and BCREI, directly or indirectly, transferred certain of their First Replacement Notes to GACC, in the case of DBNY, and to BBPLC, in the case of BCREI;

WHEREAS, on May 14, 2020, CREFI, BCREI, GACC and SGFC transferred $562,400,000 of First Replacement Notes to Citigroup Commercial Mortgage Securities Inc. (together with its successors in interest, “CCMSI”), which, in turn, transferred such First

Replacement Notes to WTNA, as BX 2020-VIVA Trustee (as defined below), in exchange for the issuance of the BX Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2020-VIVA (the “BX 2020-VIVA Certificates”) to or at the direction of CCMSI;

WHEREAS, the BX 2020-VIVA Certificates were issued, and the Mortgage Loan is being serviced, pursuant to that certain trust and servicing agreement, dated as of May 5, 2020 (the “BX 2020-VIVA TSA”), between CCMSI as depositor (in such capacity, the “BX 2020-VIVA Depositor”), KeyBank National Association as servicer (together with its successors and permitted assigns in such capacity, the “BX 2020-VIVA Servicer”), Situs Holdings, LLC as special servicer (together with its successors and permitted assigns in such capacity, the “BX 2020-VIVA Special Servicer”), WTNA as trustee (together with its successors and permitted assigns in such capacity, the “BX 2020-VIVA Trustee”), and Citibank as certificate administrator (together with its successors and permitted assigns in such capacity, the “BX 2020-VIVA Certificate Administrator”);

WHEREAS, CREFI (as the holder of certain First Replacement Notes and as initial agent), BCREI (as the holder of certain First Replacement Notes), GACC (as the holder of certain First Replacement Notes), SGFC (as the holder of certain First Replacement Notes), BBPLC (as the holder of certain First Replacement Notes), and DBNY (as the holder of certain First Replacement Notes) entered into that certain agreement between noteholders (the “Original Agreement Between Noteholders”), dated as of May 14, 2020, to memorialize the terms under which such parties, and their successors and assigns, would hold their respective First Replacement Notes;

WHEREAS, as of July 15, 2020, some or all of the holders of the First Replacement Notes exchanged certain of their respective First Replacement Notes for other replacement, amended and restated promissory notes (the “Second Replacement Notes” and, collectively with the First Replacement Notes that are still outstanding as of the date of this Agreement, the “Outstanding Replacement Notes”), and in connection therewith, certain First Replacement Notes and/or Second Replacement Notes were transferred between DBNY and GACC and between BCREI and BBPLC;

WHEREAS, as of the date hereof, the Mortgage Loan is evidenced by the Outstanding Replacement Notes set forth in the following table and has the characteristics set forth on the Mortgage Loan Schedule;

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Note Designation	Principal Balance as of July 23, 2020
Note A-1	$268,055.60
Note A-2	$134,027.80
Note A-3	$134,027.80
Note A-4	$134,027.80
Note A-5	$317,944.40
Note A-6	$158,972.20
Note A-7	$158,972.20
Note A-8	$158,972.20
Note A-9	$653,094,000.00
Note A-10	$326,547,000.00
Note A-11	$326,547,000.00
Note A-12	$326,547,000.00
Note B-1-A	$70,548.60
Note B-2-A	$35,274.30
Note B-3-A	$35,274.30
Note B-4-A	$35,274.30
Note B-5-A	$83,451.40
Note B-6-A	$41,725.70
Note B-7-A	$41,725.70
Note B-8-A	$41,725.70
Note B-9-A	$171,886,000.00
Note B-10-A	$85,943,000.00
Note B-11-A	$85,943,000.00
Note B-12-A	$85,943,000.00
Note B-1-B	$61,395.80
Note B-2-B	$30,697.90
Note B-3-B	$30,697.90
Note B-4-B	$30,697.90
Note B-5-B	$149,658,604.20
Note B-6-B	$74,829,302.10
Note B-7-B	$74,829,302.10
Note B-8-B	$74,829,302.10
Note C-1	$224,560,000.00
Note C-2	$112,280,000.00
Note C-3	$112,280,000.00
Note C-4	$112,280,000.00

WHEREAS, on the date of this Agreement, CREFI intends (but is not required) to transfer Note A-5, Note B-5-A and Note B-5-B to CCMSI for inclusion in a Securitization;

WHEREAS, on the date of this Agreement, BCREI intends (but is not required) to transfer Note A-6, Note B-6-A and Note B-6-B to CCMSI for inclusion in a Securitization;

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WHEREAS, on the date of this Agreement, GACC intends (but is not required) to transfer Note A-7, Note B-7-A and Note B-7-B to CCMSI for inclusion in a Securitization;

WHEREAS, on the date of this Agreement, SGFC intends (but is not required) to transfer Note A-8, Note B-8-A and Note B-8-B to CCMSI for inclusion in a Securitization;

WHEREAS, the parties hereto desire to enter into this Agreement (1) to memorialize the terms under which they, and their successors and assigns, shall hold each Note (as defined herein) and (2) to amend, restate and supersede the terms of the Original Agreement Between Noteholders;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions. References to a “Section,” the “preamble” or the “recitals” are, unless otherwise specified, to a Section, the preamble or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto or to any analogous term in the Servicing Agreement. Whenever used in this Agreement, including, without limitation, in the preamble and the recitals, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“A Note” shall mean each of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9, Note A-10, Note A-11 and Note A-12.

“Acceptable Insurance Default”  shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Accepted Servicing Practices” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Accrued and Deferred Principal” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Accrued and Deferred Principal Amount” shall mean, with respect to any Note as of any date of determination after the Anticipated Repayment Date, all Accrued Interest in respect of or allocable to such Note that is added to the principal balance thereof, less any payments of principal in reduction of, or other reductions to, the “Accrued and Deferred Principal Amount” of such Note pursuant to Section 3 or Section 4, as applicable.

“Accrued Interest” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Additional Servicing Expenses” shall mean (a) all Property Protection Advances, fees and/or expenses incurred by and reimbursable to any Servicer, Trustee, Certificate Administrator or fiscal agent pursuant to the Servicing Agreement relating solely to the Mortgage Loan, and (b) all interest accrued on Advances made by (x) any Servicer or Trustee in accordance

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with the terms of the Servicing Agreement or (y) any Non-Lead Servicer or Non-Lead Trustee in accordance with the terms of the Non-Lead Securitization Servicing Agreement.

“Adjusted Interest Rate” shall, with respect to any Note, have the meaning assigned to such term in the Mortgage Loan Agreement.

“Advance Interest Amount” shall mean interest payable on Advances, as specified in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.

“Advances” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable (but for purposes hereof shall be limited to Advances in respect of the Mortgage Loan or the Property).

“Affiliate” shall mean with respect to any specified Person (i) any other Person Controlling or Controlled by or under common Control with such specified Person (each a “Common Control Party”), (ii) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (iii) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the Securitization Date shall mean the Certificate Administrator, if any, and if there is no Certificate Administrator, shall mean the Trustee.

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office at the date of this Agreement is located at Citi Real Estate Funding Inc., 388 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Richard Simpson, Facsimile number: (646) 328-2943, with an electronic copy emailed to: richard.simpson@citi.com, with copies to: Citi Real Estate Funding Inc., 390 Greenwich Street, 5th Floor, New York, New York 10013, Attention: Raul Orozco, Facsimile number: (347) 394-0898, with an electronic copy emailed to: raul.d.orozco@citi.com, and Citi Real Estate Funding Inc., 388 Greenwich Street, 17th Floor, New York, New York 10013, Attention: Ryan M. O’Connor, Facsimile number: (646) 862-8988, with an electronic copy emailed to: ryan.m.oconnor@citi.com, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders.

“Agreement” shall mean this Amended and Restated Agreement Between Noteholders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Appraisal” shall have the meaning assigned to such term in the Servicing Agreement.

“Appraisal Reduction Amount” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Appraiser” shall have the meaning assigned to such term in the Servicing Agreement.

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“Asset Representations Reviewer” shall mean the asset representations reviewer, if any, appointed pursuant to the Lead Securitization Servicing Agreement.

“Asset Review” shall mean any review of representations and warranties conducted by a Non-Lead Asset Representations Reviewer, as contemplated by Item 1101(m) of Regulation AB.

“Asset Status Report” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“B Note” shall mean each of the Senior B Notes and the Junior B Notes.

“B Note Control Appraisal Period” shall mean a Junior B Note Control Appraisal Period or a Senior B Note Control Appraisal Period, as applicable.

“Balloon Payment” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Borrower” shall have the meaning assigned to such term in the recitals.

“Borrower Related Party” shall have the meaning assigned to such term in Section 15.

“Borrower Restricted Party” means, individually or collectively, as the context may require, (i) any Borrower, any sponsor of the Borrower, any borrower under a related mezzanine loan, any guarantor under the Mortgage Loan or a related mezzanine loan, any operating lessee or property manager of the Property, or any of their respective managers, servicers, agents or affiliates, (ii) a Restricted Holder, (iii) any person controlling or controlled by or under common control with any Borrower, any sponsor of the Borrower, any borrower under a related mezzanine loan, any guarantor under the Mortgage Loan or a related mezzanine loan, any operating lessee or property manager of the Property, or a Restricted Holder, as applicable, or (iv) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any interest in any Borrower, any sponsor of the Borrower, any borrower under a related mezzanine loan, any guarantor under the Mortgage Loan or a related mezzanine loan, any operating lessee or property manager of the Property, or a Restricted Holder (other than a shareholder owning less than 10% non-controlling direct or indirect legal or beneficial interest in any of the foregoing). For the purposes of this definition, “control” when used with respect to any specific person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” shall have the meaning assigned to such term in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.

“C Note” shall mean each of Note C-1, Note C-2, Note C-3 and Note C-4.

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“C Note Control Appraisal Period” shall exist with respect to the Mortgage Loan, if and for so long as:

(a)(1) the initial principal balance of the C Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the C Notes after the date of their creation, (y) any Appraisal Reduction Amounts for the Mortgage Loan that are allocated to such C Notes in reduction of their Regular Principal Balances and (z) any losses realized with respect to the Properties or the Mortgage Loan that are allocated to the C Notes in reduction of their Regular Principal Balances, is less than

(b) 25% of the remainder of (i) the initial principal balance of the C Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the C Notes after the date of their creation.

“CDO Asset Manager” with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering the applicable Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of the applicable Note).

“Certificate Administrator” shall mean the certificate administrator appointed pursuant to the Lead Securitization Servicing Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall mean the trust account or accounts (including any sub-accounts) created and maintained by the Master Servicer.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Companion Distribution Account” shall have the meaning assigned to such term or the term “Serviced Whole Loan Collection Account” in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 16(f).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 16(f).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 16(f).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

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“Controlling A Note” shall mean Note A-9, or any other A Note specified by the holder of Note A-9.

“Controlling Junior B Note” shall mean Note B-5-B, or any other Junior B Note specified by the holder of Note B-5-B.

“Controlling Senior B Note” shall mean Note B-9-A, or any other Senior B Note specified by the holder of Note B-9-A.

“Controlling Class Representative” shall mean the “Controlling Class Representative” as defined in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Controlling Noteholder” shall mean, as of any date of determination:

(i) the holder of Note C-1, unless a C Note Control Appraisal Period has occurred and is continuing;

(ii) if a C Note Control Appraisal Period has occurred and is continuing, the holder of the Controlling Junior B Note, unless a Junior B Note Control Appraisal Period has occurred and is continuing;

(iii) if a Junior B Note Control Appraisal Period has occurred and is continuing, the holder of the Controlling Senior B Note, unless a Senior B Note Control Appraisal Period has occurred and is continuing; or

(iv) if a Senior B Note Control Appraisal Period has occurred and is continuing, the holder of the Controlling A Note.

provided, that if any such holder would be the Controlling Noteholder, but a greater than 49% interest in the subject controlling Note is held by a Borrower Restricted Party, or a Borrower Restricted Party would otherwise be entitled to exercise the rights of Controlling Noteholder in respect of such Note, then such party will not be entitled to exercise the rights of Controlling Noteholder (and, in the case of Note C-1, a C Note Control Appraisal Period shall be deemed to exist, in the case of the Controlling Junior B Note, a Junior B Note Control Appraisal Period shall be deemed to exist, and in the case of the Controlling Senior B Note, a Senior B Note Control Appraisal Period shall be deemed to exist). Further, no representative entitled to exercise the rights of a Controlling Noteholder may be a Borrower Restricted Party. At any time that the Note that entitles its holder to be the Controlling Noteholder is included in a securitization, references to the “Controlling Noteholder” shall mean the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” hereunder, as and to the extent provided in the servicing agreement governing the securitization of such Note, or their representative.

“Controlling Noteholder Representative” shall mean, with respect to the Mortgage Loan, the advisor appointed pursuant to Section 5(a).

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“Custodian” shall have the meaning assigned to such term in the Servicing Agreement.

“DBRS Morningstar” shall mean DBRS, Inc., and its successors in interest.

“Default Interest” shall mean with respect to any Note, interest on such Note at a rate per annum equal to interest accrued thereon at the Default Rate in excess of the Interest Rate applicable to such Note.

“Default Rate” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Defaulted Mortgage Loan” shall mean the status of the Mortgage Loan if a Triggering Event of Default exists with respect thereto.

“Depositor” shall mean the Person selected by the Lead Securitization Noteholder to create the Securitization Trust.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Documents.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“First Replacement Notes” shall have the meaning assigned to such term in the recitals.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Indemnified Items” shall mean, collectively, any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Property under the Servicing Agreement.

“Indemnified Parties” shall mean, collectively, (i) as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Servicing Agreement, each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, any Operating Advisor, any Asset Representations Reviewer and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust.

“Independent” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Initial Agent” shall have the meaning assigned to such term in the recitals.

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“Initial Interest Rate” shall, with respect to any Note, have the meaning assigned to such term in the Mortgage Loan Agreement.

“Initial Noteholders” shall mean, with respect to any Outstanding Replacement Note, the holder thereof at the time of execution and delivery of this Agreement as reflected in the preamble this Agreement.

“Initial Subordinate Noteholders” shall mean the Initial Noteholders with respect to the B Notes and the C Notes, collectively.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Borrower, any action for the dissolution of the Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Borrower or any other action concerning the adjustment of the debts of the Borrower, the cessation of business by the Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Property, the Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Borrower, the term “Borrower” shall refer to any such entity.

“Insurance and Condemnation Proceeds” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Interest Rate” shall, with respect to any Note, have the meaning assigned to such term in the Mortgage Loan Agreement.

“Interested Person” shall mean the Depositor, a Non-Lead Depositor, the Master Servicer, a Non-Lead Master Servicer, the Special Servicer, a Non-Lead Special Servicer, a Non-Lead Trustee, any Borrower, any manager of any Property, any independent contractor engaged by any of the foregoing parties, a Non-Lead Operating Advisor, the Controlling Noteholder, the Controlling Noteholder Representative, a Non-Controlling Noteholder, the Controlling Class Representative, any holder of a related mezzanine loan, or any known Affiliate of any such party described above.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds the applicable Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“Junior B Note” shall mean each of Note B-1-B, Note B-2-B, Note B-3-B, Note B-4-B, Note B-5-B, Note B-6-B, Note B-7-B and Note B-8-B.

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“Junior B Note Control Appraisal Period” shall exist with respect to the Mortgage Loan, if and for so long as:

(a)(1) the initial principal balance of the Junior B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Junior B Notes after the date of their creation, (y) any Appraisal Reduction Amounts for the Mortgage Loan that are allocated to such Junior B Notes in reduction of their Regular Principal Balances and (z) any losses realized with respect to the Properties or the Mortgage Loan that are allocated to the Junior B Notes in reduction of their Regular Principal Balances, is less than

(b) 25% of the remainder of (i) the initial principal balance of the Junior B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Junior B Notes after the date of their creation.

“Junior B Note Holder(s)” shall mean the Note Holder(s) of the Junior B Notes.

“KBRA” shall mean Kroll Bond Rating Agency, LLC, or its successor in interest.

“Lead Securitization” shall mean the sale by the holder of a Lead Securitization Note of all of such Note (or the first securitization of any portion of a Lead Securitization Note, if applicable) to the Depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans. For avoidance of doubt, the Securitization involving the issuance of the BX 2020-VIVA Certificates is the Lead Securitization as of the date of this Agreement.

“Lead Securitization Date” shall mean the closing date of a Lead Securitization.

“Lead Securitization Note” shall mean Note A-1.

“Lead Securitization Noteholder” shall mean the holder of a Lead Securitization Note.

“Lead Securitization Servicing Agreement” shall mean a trust and servicing agreement, subject to Section 2 hereof, to be entered into in connection with the Lead Securitization, by and among (a) the Person who serves as Trustee from and after the Lead Securitization Date, (b) the Person who serves as Master Servicer from and after the Lead Securitization Date, (c) the Person which serves as Special Servicer from and after the Lead Securitization Date, (d) the Person who serves as Certificate Administrator from and after the Lead Securitization Date and (e) the Depositor, and any other additional Persons that may be party to such pooling and servicing agreement; provided it is acknowledged that such agreement is subject in all respects to changes (i) required by the Code relating to the tax elections of the related Securitization Trust (ii) required by law or changes in any law, rule or regulation and (iii) requested by the Rating Agencies or any purchaser of subordinate certificates. For avoidance of doubt, the BX 2020-VIVA TSA is the Lead Securitization Servicing Agreement as of the date of this Agreement.

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“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Liquidation Fees” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Liquidation Proceeds” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Major Decisions” shall have the meaning given to such term or any one or more analogous terms in the Servicing Agreement; provided that at any time that the Lead Securitization Note is not included in the Lead Securitization, “Major Decision” shall mean:

(i)            any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any REO Mortgage Loan) of the ownership of the property or properties securing the Mortgage Loan if it comes into and continues in default;

(ii)            any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan Documents or any extension of the maturity date of the Mortgage Loan;

(iii)            following a default or an event of default with respect to the Mortgage Loan Documents, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan Documents;

(iv)            any sale of the Mortgage Loan (when it is a Defaulted Mortgage Loan) or the Properties (when they are held as Foreclosed Property) for less than the outstanding principal balance of the Mortgage Loan, all accrued and unpaid interest (other than Accrued Interest) at the respective Interest Rates for the Notes and all Additional Servicing Expenses;

(v)            any determination to bring a Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the Servicing Agreement) located at a Property or an REO Mortgage Loan;

(vi)            any release of material collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(vii)            any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or any consent to

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such a waiver or any consent to a transfer of all or any portion of the Property or of any direct or indirect legal or beneficial interests in the Borrower;

(viii)            any incurrence of additional debt by the Borrower or any mezzanine financing by any direct or indirect beneficial owner of the Borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan Documents);

(ix)            any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto;

(x)            any property management company changes, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager or franchise changes, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan Documents);

(xi)            releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(xii)            any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(xiii)            any determination of an Acceptable Insurance Default;

(xiv)            any determination by the Master Servicer to transfer the Mortgage Loan to the Special Servicer under the circumstances where the Master Servicer determines, in its reasonable business judgment, exercised in accordance with the Accepted Servicing Practices, that a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or any other default that is likely to impair the use or marketability of the Properties or such other analogous event described in the definition of Servicing Transfer Event; or

(xv)            any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at a Property if it would be a Material Lease (as defined in the Mortgage Loan Agreement).

“Master Servicer” shall mean the servicer or master servicer appointed pursuant to the Servicing Agreement.

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“Monthly Additional Interest Amount” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Monthly Payment” shall have the meaning assigned to the term “Monthly Debt Service Payment” in the Mortgage Loan Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar” shall mean Morningstar Credit Ratings, LLC, or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any acquisition by Morningstar, Inc. or other similar entity of Realpoint LLC and a credit rating affiliate of DBRS, Inc.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of February 14, 2020, between the Borrower, as borrowers, and the Original Lenders, as lender, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Schedule” shall mean the schedule attached as Exhibit A to this Agreement.

“Net Initial Interest Rate” shall mean, with respect to any Note, the Initial Interest Rate for such Note minus the Servicing Fee Rate applicable to such Note.

“Net Interest Rate” shall mean, with respect to any Note, the Interest Rate for such Note minus the Servicing Fee Rate applicable to such Note.

“Non-Controlling Note” shall mean each Note other than the Note that entitles its holder to be the Controlling Noteholder.

“Non-Controlling Noteholder” shall mean each Noteholder other than the Controlling Noteholder; provided that, if at any time a Non-Controlling Note is held by (or, at any time a Non-Controlling Note is included in a Non-Lead Securitization, the related Non-Lead Securitization Subordinate Class Representative is) a Borrower Restricted Party, no Person shall be entitled to exercise the rights of such Non-Controlling Noteholder with respect to such Non-Controlling Note.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or

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statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Master Servicer on behalf of the Noteholders to make such payments free of any obligation or liability for withholding.

“Non-Lead Asset Representations Reviewer” shall mean the party acting as “asset representations reviewer” (within the meaning of Item 1101(m) of Regulation AB) under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Certificate Administrator” shall mean the “certificate administrator” or such other analogous term under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Depositor” shall mean the “depositor” under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall mean the applicable “master servicer” under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Note” shall mean each Note other than the Lead Securitization Note.

“Non-Lead Noteholder” shall mean any Noteholder other than the Lead Securitization Noteholder.

“Non-Lead Operating Advisor” shall mean the “trust advisor”, “operating advisor” or such other analogous term under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization” shall mean any Securitization of a Senior Note in a Securitization Trust other than the Lead Securitization.

“Non-Lead Securitization Note” shall mean a Senior Note that is neither the Lead Securitization Note nor otherwise part of the Lead Securitization.

“Non-Lead Securitization Noteholder” shall mean each holder of a Non-Lead Securitization Note, provided that at any time a Senior Note that is not a Lead Securitization Note is included in a Securitization other than the Lead Securitization, references to the “Non-Lead Securitization Noteholder” herein shall mean the Non-Lead Securitization Subordinate Class Representative under the related Non-Lead Securitization Servicing Agreement, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement and as to the identity of which the Lead Securitization Noteholder (and the Master Servicer and the Special Servicer) has been given written notice. The Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party exercising the rights of a “Non-Lead Securitization Noteholder” herein or under the Servicing Agreement and, to the extent that the related Non-Lead Securitization Servicing Agreement assigns such rights to more than one party, for purposes of this Agreement, the Non-Lead Securitization Servicing Agreement shall designate one party to deal with the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) and provide written notice of such designation to the Lead Securitization Noteholder (and the Master

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Servicer and the Special Servicer acting on its behalf) (such party, the related “Non-Lead Securitization Noteholder Representative”); provided that, in the absence of such designation and notice, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the Non-Lead Securitization Noteholder Representative with respect to such Non-Controlling Note for all purposes of this Agreement.

Prior to Securitization of any Non-Lead Securitization Note by the related Non-Lead Securitization Noteholder (including any New Notes), all notices, reports, information or other deliverables required to be delivered to such Non-Lead Securitization Noteholder pursuant to this Agreement or the Servicing Agreement by the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to each Non-Lead Securitization Noteholder Representative and, when so delivered to each Non-Lead Securitization Noteholder Representative, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Servicing Agreement. Following Securitization of any Non-Lead Securitization Notes by the related Non-Lead Securitization Noteholder, all notices, reports, information or other deliverables required to be delivered to such Non-Lead Securitization Noteholder pursuant to this Agreement or the Servicing Agreement by the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Non-Lead Securitization Servicing Agreement) and, when so delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Servicing Agreement.

“Non-Lead Securitization Noteholder Representative” shall have the meaning assigned to such term in the definition of “Non-Lead Securitization Noteholder”.

“Non-Lead Securitization Servicing Agreement” shall mean the servicing agreement for a Non-Lead Securitization.

“Non-Lead Securitization Subordinate Class Representative” shall mean the holders of the majority of the class of securities issued in a Non-Lead Securitization designated as the “controlling class” pursuant to the related Non-Lead Securitization Servicing Agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in any Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” or a “Non-Controlling Noteholder” is held by a Borrower Restricted Party, no person shall be entitled to exercise the rights of the related Non-Lead Securitization Subordinate Class Representative.

“Non-Lead Securitization Trust” shall mean each Securitization Trust into which any Non-Lead Securitization Note is deposited.

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“Non-Lead Servicer” shall mean, in respect of any Non-Lead Securitization Note, the related Non-Lead Master Servicer or related Non-Lead Special Servicer, as applicable.

“Non-Lead Special Servicer” shall mean the “special servicer” under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Trustee” shall mean the applicable “trustee” under a Non-Lead Securitization Servicing Agreement.

“Nonrecoverable Advance” shall have the meaning assigned to the term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Note” shall mean any of the A Notes, the B Notes or the C Notes.

“Note A Holder(s)” shall mean the Noteholder(s) of A Notes.

“Note A-1” shall mean that certain Replacement, Amended and Restated Promissory Note A-1, dated May 1, 2020, as the same may be amended, modified, supplemented, extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-2” shall mean that certain Replacement, Amended and Restated Promissory Note A-2, dated May 1, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-3” shall mean that certain Replacement, Amended and Restated Promissory Note A-3, dated May 1, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-4” shall mean that certain Replacement, Amended and Restated Promissory Note A-4, dated May 1, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-5” shall mean that certain Replacement, Second Amended and Restated Promissory Note A-5, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-6” shall mean that certain Replacement, Second Amended and Restated Promissory Note A-6, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-7” shall mean that certain Replacement, Second Amended and Restated Promissory Note A-7, dated July 15, 2020, as the same may be amended, modified, supplemented

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extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-8” shall mean that certain Replacement, Second Amended and Restated Promissory Note A-8, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-9” shall mean that certain Replacement, Amended and Restated Promissory Note A-9, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-10” shall mean that certain Replacement, Amended and Restated Promissory Note A-10, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-11” shall mean that certain Replacement, Amended and Restated Promissory Note A-11, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note A-12” shall mean that certain Replacement, Amended and Restated Promissory Note A-12, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B Holder(s)” shall mean the Noteholder(s) of B Notes.

“Note B-1-A” shall mean that certain Replacement, Amended and Restated Promissory Note B-1-A, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-1-B” shall mean that certain Replacement, Amended and Restated Promissory Note B-1-B, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-2-A” shall mean that certain Replacement, Amended and Restated Promissory Note B-2-A, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-2-B” shall mean that certain Replacement, Amended and Restated Promissory Note B-2-B, dated July 15, 2020, as the same may be amended, modified,

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supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-3-A” shall mean that certain Replacement, Amended and Restated Promissory Note B-3-A, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-3-B” shall mean that certain Replacement, Amended and Restated Promissory Note B-3-B, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-4-A” shall mean that certain Replacement, Amended and Restated Promissory Note B-4-A, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-4-B” shall mean that certain Replacement, Amended and Restated Promissory Note B-4-B, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-5-A” shall mean that certain Replacement, Amended and Restated Promissory Note B-5-A, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-5-B” shall mean that certain Replacement, Amended and Restated Promissory Note B-5-B, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-6-A” shall mean that certain Replacement, Amended and Restated Promissory Note B-6-A, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-6-B” shall mean that certain Replacement, Amended and Restated Promissory Note B-6-B, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-7-A” shall mean that certain Replacement, Amended and Restated Promissory Note B-7-A, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

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“Note B-7-B” shall mean that certain Replacement, Amended and Restated Promissory Note B-7-B, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-8-A” shall mean that certain Replacement, Amended and Restated Promissory Note B-8-A, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-8-B” shall mean that certain Replacement, Amended and Restated Promissory Note B-8-B, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-9-A” shall mean that certain Replacement, Amended and Restated Promissory Note B-9-A, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-10-A” shall mean that certain Replacement, Amended and Restated Promissory Note B-10-A, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-11-A” shall mean that certain Replacement, Amended and Restated Promissory Note B-11-A, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note B-12-A” shall mean that certain Replacement, Amended and Restated Promissory Note B-12-A, dated July 15, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note C Holder(s)” shall mean the Noteholder(s) of C Notes.

“Note C-1” shall mean that certain Replacement, Amended and Restated Promissory Note C-1, dated May 1, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note C-2” shall mean that certain Replacement, Amended and Restated Promissory Note C-2, dated May 1, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

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“Note C-3” shall mean that certain Replacement, Amended and Restated Promissory Note C-3, dated May 1, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note C-4” shall mean that certain Replacement, Amended and Restated Promissory Note C-4, dated May 1, 2020, as the same may be amended, modified, supplemented extended, restated or replaced, and shall include any replacement promissory notes issued in respect thereof.

“Note Pledgee” shall have the meaning assigned to such term in Section 16(e).

“Note Register” shall have the meaning assigned to such term in Section 18.

“Noteholder” and “Note Holder” shall each mean, with respect to any Note, the Initial Noteholder thereof, or any subsequent holder of such Note, together with its successors and assigns.

“Operating Advisor” shall mean the operating advisor, if any, appointed pursuant to the Lead Securitization Servicing Agreement.

“Original Lenders” shall have the meaning assigned to such term in the recitals.

“Outstanding Replacement Notes” shall have the meaning assigned to such term in the recitals.

“Payment Date” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Percentage Interest” with respect to any Note shall mean a fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Note and the denominator of which is the sum of the Principal Balances of all Notes.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund or funds with committed capital of at least $500,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall have the meaning assigned to such term in the Servicing Agreement.

“Pledge” shall have the meaning assigned to such term in Section 16(e).

“Post-ARD Interest Rate Differential” shall mean, with respect to any Note following the Anticipated Repayment Date, a per annum rate equal to the excess, if any, of the related Adjusted Interest Rate, over the related Initial Interest Rate.

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“Principal Balance” shall mean, with respect to any Note as of any date of determination, the principal balance as of the date of this Agreement set forth on the Mortgage Loan Schedule, less any payments of principal thereon or reductions in such amount pursuant to Section 3 or Section 4, as applicable, plus any Accrued and Deferred Principal added to the principal balance of such Note.

“Pro Rata and Pari Passu Basis” shall mean: (a) with respect to the A Notes and the Note A Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount among the A Notes or the Note A Holders, as the case may be, in accordance with a specified basis and without any priority of any A Note or any Note A Holder over another A Note or Note A Holder, as the case may be, and in any event such that each A Note or Note A Holder, as the case may be, is allocated its respective pro rata portion (in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount; (b) with respect to the Senior B Notes and the Senior B Note Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount among the Senior B Notes or the Senior B Note Holders, as the case may be, in accordance with a specified basis and without any priority of any Senior B Note or any Senior B Note Holder over another Senior B Note or Senior B Note Holder, as the case may be, and in any event such that each Senior B Note or Senior B Note Holder, as the case may be, is allocated its respective pro rata portion (in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount; (c) with respect to the Junior B Notes and the Junior B Note Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount among the Junior B Notes or the Junior B Note Holders, as the case may be, in accordance with a specified basis and without any priority of any Junior B Note or any Junior B Note Holder over another Junior B Note or Junior B Note Holder, as the case may be, and in any event such that each Junior B Note or Junior B Note Holder, as the case may be, is allocated its respective pro rata portion (in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount; and (d) with respect to the C Notes and the Note C Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount among the C Notes or the Note C Holders, as the case may be, in accordance with a specified basis and without any priority of any C Note or any Note C Holder over another C Note or Note C Holder, as the case may be, and in any event such that each C Note or Note C Holder, as the case may be, is allocated its respective pro rata portion (in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount.

“Property” and “Properties” shall each have the meaning assigned to such term in the Mortgage Loan Agreement.

“Property Protection Advances” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable, but only as such term relates to the Mortgage Loan or the Property.

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“Qualified Institutional Lender” shall mean each of the Initial Noteholders (and any Affiliates and subsidiaries of such entity) and any other Person that is:

(a)    an entity Controlled (as defined below) by, under common Control with or Controlling any Initial Noteholder, or

(b)   one or more of the following:

(i)            a real estate investment bank, an insurance company, reinsurance trust, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)            an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)            a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy remote entity which contemporaneously assigns or pledges its Note, or a participation interest therein (or any portion thereof) to a Qualified Trustee) in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, a Note (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to any classes of securities issued in connection with the closing of such securitization; (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clause (i), (ii), (iii), (iv) or (v) of this definition, or

(iv)            an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $500,000,000, in which (A) the applicable Noteholder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing

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member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)            an entity substantially similar to any of the foregoing, and

(vi)            in the case of any entity referred to in clause (b)(i), (b)(ii), (b)(iii)(a), (b)(iv)(B) or (b)(v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $500,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning junior CMBS securities or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity, or

(vii)            a Person that is otherwise a Qualified Institutional Lender but is acting in an agency capacity for a syndicate of lenders where at least 51% of the lenders in such syndicate are otherwise Qualified Institutional Lenders under clauses (b)(i), (ii), (iv), (v) and (vi) above, or

(c)    any entity Controlled (as defined below) by any of the entities described in clause (b) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” have the meaning correlative thereto).

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

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“Rating Agencies” shall mean any of (a) S&P, (b) Moody’s, (c) Fitch, (d) DBRS Morningstar, (e) KBRA and (f) Morningstar or, (g) if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by the Depositor or a Non-Lead Depositor to rate the securities issued in connection with the Securitization of any A Note; provided, however, that, at any time during which any Note is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged by the Depositor or such Non-Lead Depositor, as applicable, from time to time to rate the securities issued in connection with the Securitization of such Note.

“Rating Agency Confirmation” shall mean, after a Securitization, the meaning given thereto or any analogous term in the Servicing Agreement including any deemed Rating Agency Confirmation.

“Redirection Notice” shall have the meaning assigned to such term in Section 16(e).

“Regular Principal Balance” shall mean, with respect to any Note as of any date of determination, the principal balance of such Note as of the date of this Agreement set forth in the Mortgage Loan Schedule, less any payments of principal in reduction of, or other reductions to, the “Regular Principal Balance” of such Note pursuant to Section 3 or Section 4, as applicable, and without regard to any Accrued and Deferred Principal with respect to such Note.

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REO Mortgage Loan” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such

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commercial mortgage loans, (iv) in the case of Morningstar, either (a) the applicable replacement has a special servicer ranking of at least “MOR CS3” by Morningstar (if ranked by Morningstar) or (b) if not ranked by Morningstar, is currently acting as a special servicer on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any of S&P, Moody’s, Morningstar, Fitch, DBRS Morningstar or KBRA and the trustee does not have actual knowledge that Morningstar has, and the replacement special servicer certifies that Morningstar has not, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS transaction citing servicing concerns of the applicable replacement as the sole or material factor in such rating action, (v) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (vi) in the case of DBRS Morningstar, such special servicer is currently acting as special servicer for one or more loans included in a commercial mortgage loan securitization that is rated by DBRS Morningstar, and DBRS Morningstar has not downgraded or withdrawn the then-current rating on any class of commercial mortgage-backed securities or placed any class of commercial mortgage-backed securities on watch citing the continuation of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“Restricted Holder” means any holder of a related mezzanine loan (or any affiliate, manager or agent thereof) or an owner of any interest in any related mezzanine loan (whether legally, beneficially or otherwise, including as a holder of a note evidencing a related mezzanine loan, a holder of a participation interest in a related mezzanine loan or a beneficial owner of any interest in a related mezzanine loan or any securities collateralized by a related mezzanine loan) (a) as to which an event of default has occurred under such mezzanine loan giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan or (b) as to which foreclosure proceedings against the related collateral have been initiated.

“Reverse Sequential Order” shall mean: (a) first, to the reduction of the Accrued and Deferred Principal Amounts of the C Notes, on a Pro Rata and Pari Passu Basis based on the respective Accrued and Deferred Principal Amounts of such Notes, until the Accrued and Deferred Principal Amount of each C Note is reduced to zero; (b) second, to the reduction of the Accrued and Deferred Principal Amounts of the Junior B Notes, on a Pro Rata and Pari Passu Basis based on the respective Accrued and Deferred Principal Amounts of such Notes, until the Accrued and Deferred Principal Amount of each Junior B Note is reduced to zero; (c) third, to the reduction of the Accrued and Deferred Principal Amounts of the Senior B Notes, on a Pro Rata and Pari Passu Basis based on the respective Accrued and Deferred Principal Amounts of such Notes, until the Accrued and Deferred Principal Amount of each Senior B Note is reduced to zero; (d) fourth, to the reduction of the Accrued and Deferred Principal Amounts of the A Notes, on a Pro Rata and Pari Passu Basis based on the respective Accrued and Deferred Principal Amounts of such Notes, until the Accrued and Deferred Principal Amount of each A Note is reduced to zero; (e) fifth, to the reduction of the Regular Principal Balances of the C Notes, on a Pro Rata and Pari Passu Basis based on the respective Regular Principal Balances of such Notes, until the Regular Principal

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Balance of each C Note is reduced to zero; (f) sixth, to the reduction of the Regular Principal Balances of the Junior B Notes, on a Pro Rata and Pari Passu Basis based on the respective Regular Principal Balances of such Notes, until the Regular Principal Balance of each Junior B Note is reduced to zero; (g) seventh, to the reduction of the Regular Principal Balances of the Senior B Notes, on a Pro Rata and Pari Passu Basis based on the respective Regular Principal Balances of such Notes, until the Regular Principal Balance of each Senior B Note is reduced to zero; and (h) eighth, to the reduction of the Regular Principal Balances of the A Notes, on a Pro Rata and Pari Passu Basis based on the respective Regular Principal Balances of such Notes, until the Regular Principal Balance of each A Note is reduced to zero.

“Risk Retention Requirements” shall mean the credit risk retention requirements of Section 15G of the Exchange Act (15 U.S.C. §78o-11), as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Risk Retention Rules” shall mean the joint final rule that was promulgated to implement the Risk Retention Requirements (which such joint final rule has been codified, inter alia, at 12 C.F.R. Part 43), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Commission and the Department of Housing and Urban Development in the adopting release (79 Fed. Reg. 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time as of the applicable compliance date specified therein.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Second Replacement Notes” shall have the meaning assigned to such term in the recitals.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall mean one or more sales by the holder of an A Note of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of the Lead Securitization Note or portion thereof is consummated.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which an A Note is held.

“Senior B Note” shall mean each of Note B-1-A, Note B-2-A, Note B-3-A, Note B-4-A, Note B-5-A, Note B-6-A, Note B-7-A, Note B-8-A, Note B-9-A, Note B-10-A, Note B-11-A and Note B-12-A.

“Senior B Note Control Appraisal Period” shall exist with respect to the Mortgage Loan, if and for so long as:

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(a)(1) the initial principal balance of the Senior B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Senior B Notes after the date of their creation, (y) any Appraisal Reduction Amounts for the Mortgage Loan that are allocated to such Senior B Notes in reduction of their Regular Principal Balances and (z) any losses realized with respect to the Properties or the Mortgage Loan that are allocated to the Senior B Notes in reduction of their Regular Principal Balances, is less than

(b) 25% of the remainder of (i) the initial principal balance of the Senior B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Senior B Notes after the date of their creation.

“Senior B Note Holder(s)” shall mean the Note Holder(s) of the Senior B Notes.

“Senior Notes” shall mean the A Notes and the B Notes, individually or collectively, as the context may require.

“Senior Noteholder(s)” shall mean the Note A Holders and the Note B Holders, individually or collectively, as the context may require.

“Sequential Order” shall mean (a) first, to the reduction of the Regular Principal Balances of the A Notes, on a Pro Rata and Pari Passu Basis based on the respective Regular Principal Balances of such Notes, until the Regular Principal Balance of each A Note is reduced to zero; (b) second, to the reduction of the Regular Principal Balances of the Senior B Notes, on a Pro Rata and Pari Passu Basis based on the respective Regular Principal Balances of such Notes, until the Regular Principal Balance of each Senior B Note is reduced to zero; (c) third, to the reduction of the Regular Principal Balances of the Junior B Notes, on a Pro Rata and Pari Passu Basis based on the respective Regular Principal Balances of such Notes, until the Regular Principal Balance of each Junior B Note is reduced to zero; (d) fourth, to the reduction of the Regular Principal Balances of the C Notes, on a Pro Rata and Pari Passu Basis based on the respective Regular Principal Balances of such Notes, until the Regular Principal Balance of each C Note is reduced to zero; (e) fifth, to the reduction of the Accrued and Deferred Principal Amounts of the A Notes, on a Pro Rata and Pari Passu Basis based on the respective Accrued and Deferred Principal Amounts of such Notes, until the Accrued and Deferred Principal Amount of each A Note is reduced to zero; (f) sixth, to the reduction of the Accrued and Deferred Principal Amounts of the Senior B Notes, on a Pro Rata and Pari Passu Basis based on the respective Accrued and Deferred Principal Amounts of such Notes, until the Accrued and Deferred Principal Amount of each Senior B Note is reduced to zero; (g) seventh, to the reduction of the Accrued and Deferred Principal Amounts of the Junior B Notes, on a Pro Rata and Pari Passu Basis based on the respective Accrued and Deferred Principal Amounts of such Notes, until the Accrued and Deferred Principal Amount of each Junior B Note is reduced to zero; and (h) eighth, to the reduction of the Accrued and Deferred Principal Amounts of the C Notes, on a Pro Rata and Pari Passu Basis based on the respective Accrued and Deferred Principal Amounts of such Notes, until the Accrued and Deferred Principal Amount of each C Note is reduced to zero.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

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“Servicing Agreement” shall mean, with respect to the Mortgage Loan, the Lead Securitization Servicing Agreement, together with any amendment, restatement, supplement, replacement or modification thereto entered into in accordance with the terms hereof or thereof, or any Substitute Servicing Agreement.

“Servicing Fee Rate” shall be the per annum rate at which primary servicing fees are payable in respect of the Mortgage Loan as set forth in the Servicing Agreement. The Servicing Fee Rate shall not reflect any master servicing fees payable by any Noteholder.

“Servicing Transfer Event” shall have the meaning assigned to such term (or any term similar thereto including “Specially Serviced Loan”) in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Special Servicer” shall mean the special servicer appointed pursuant to the Servicing Agreement and this Agreement.

“Special Servicing Fees” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Specially Serviced Mortgage Loan” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Subordinate Notes” shall mean the B Notes and the C Notes, individually or collectively, as the context may require.

“Subordinate Noteholder(s)” shall mean the Note B Holders and the Note C Holders, individually or collectively, as the context may require.

“Substitute Servicing Agreement” means a servicing agreement that contains servicing provisions which are the same as or more favorable to the Non-Lead Noteholders, in substance, to those in the Servicing Agreement (including, without limitation, all applicable provisions relating to delivery of information and reports necessary for any Non-Lead Securitization to comply with any applicable reporting requirements under the Securities Exchange Act of 1934, as amended) and all references herein to the “Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if a Non-Lead Securitization Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such subsequent servicing agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repurchase financing or a Pledge in accordance with Section 16(e)).

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“Triggering Event of Default” shall mean (i) any Event of Default with respect to an obligation of the Borrower to pay money due under the Mortgage Loan or (ii) any non-monetary Event of Default as a result of which the Mortgage Loan becomes a Specially Serviced Mortgage Loan (which, for clarification, shall not include any imminent Event of Default).

“Trust Fund Expenses” shall have the meaning assigned to such term or any analogous term in the Servicing Agreement.

“Trustee” shall mean the trustee appointed pursuant to the Lead Securitization Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

“Withheld Amounts” shall have the meaning assigned to such term in Section 3.

“Workout” shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loan or the Note entered into with the Borrower in accordance with the Servicing Agreement.

“Workout Fees” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Yield Maintenance Premium” shall have the meaning assigned to such term in the Mortgage Loan Documents.

Section 2.                Servicing.

(a)    Each Noteholder acknowledges and agrees that, subject to this Agreement, the Mortgage Loan shall be serviced pursuant to this Agreement and the Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of the Notes other than for any Note in the Lead Securitization (and a Non-Lead Master Servicer may be required to advance monthly payments of principal and interest on a Non-Lead Securitization Note included in a Non-Lead Securitization pursuant to the terms of the Non-Lead Securitization Servicing Agreement) if such principal or interest is not paid by the Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Servicing Agreement (including a determination of recoverability thereunder). Each Noteholder acknowledges that each Initial Noteholder (if it is not already the trustee for a Securitization Trust) may elect, in its sole discretion, to include the related Note in a Securitization and agrees that it will reasonably cooperate with

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such other Noteholder, at such other Noteholder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Noteholder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Certificate Administrator, any Operating Advisor, any Asset Representations Reviewer and the Trustee under the Servicing Agreement by the Depositor, and the appointment of the Special Servicer as the initial Special Servicer under the Servicing Agreement by the Depositor (subject to replacement by the Controlling Noteholder as provided herein) and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with this Agreement and the Servicing Agreement. Each Noteholder hereby appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Servicing Agreement (subject at all times to the rights of the Noteholders set forth herein and in the Servicing Agreement). In no event shall the Servicing Agreement require any Servicer to enforce the rights of any Noteholder against any other Noteholder or limit any Servicer in enforcing the rights of one Noteholder against any other Noteholder; however, this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to any other Noteholder. Each Servicer shall be required pursuant to the Servicing Agreement to service the Mortgage Loan in accordance with the Accepted Servicing Practices, this Agreement, the terms of the Mortgage Loan Documents, the Servicing Agreement, any intercreditor agreement and applicable law, and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

(b)   No Noteholder shall be entitled to exercise any rights of the “directing holder”, “consenting or consulting party”, “controlling or consulting class,” “controlling class representative” or any analogous class or holder of Certificates (as defined in the Lead Securitization Servicing Agreement) under the Servicing Agreement except, in the case of a Controlling Noteholder, to the extent such holder is given such rights expressly under the terms of this Agreement or the Servicing Agreement in its capacity as the Controlling Noteholder, and in no event may any such “directing holder”, “consenting or consulting party”, controlling, consenting or consulting class or analogous class or holder of certificates backed solely by A Notes, Senior B Notes and/or Junior B Notes under the Servicing Agreement have any of the rights of the Controlling Noteholder hereunder except, in the case of the Controlling Junior B Note, during a C Note Control Appraisal Period (provided that a Junior B Note Control Appraisal Period does not exist), in the case of the Controlling Senior B Note, during a Junior B Note Control Appraisal Period (provided that a Senior B Note Control Appraisal Period does not exist) or, in the case of the Controlling A Note, during a Senior B Note Control Appraisal Period.

(c)    The Master Servicer shall be the lead master servicer on the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Lead Securitization Servicing Agreement) (i) shall be required to make Property Protection Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make principal and interest Advances on any Note in the Lead Securitization, if and to the extent provided in the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer or Trustee shall be required to provide written notice to each Non-Lead Master Servicer and each Non-Lead Trustee of any principal and interest Advance it has made with respect to the Lead Securitization Note within two (2) Business Days of making such Advance. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be

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entitled to reimbursement for a Property Protection Advance, first from funds on deposit in each of the Collection Account and the Companion Distribution Account that (in any case) represent amounts received on or in respect of the Mortgage Loan in the manner provided in the Lead Securitization Servicing Agreement, and then, if such Property Protection Advance is a Nonrecoverable Advance, and if such funds on deposit in the Collection Account and Companion Distribution Account are insufficient, from general collections of the Lead Securitization as provided in the Lead Securitization Servicing Agreement and from general collections of each Non-Lead Securitization as provided below. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for Advance Interest Amounts on a Property Protection Advance, in the manner and from the sources provided in the Lead Securitization Servicing Agreement, including from general collections of the Lead Securitization and, in the case of Property Protection Advances that are Nonrecoverable Advances, from general collections of each Non-Lead Securitization as provided below. Notwithstanding the foregoing, to the extent the Master Servicer, the Special Servicer or the Trustee, as applicable, obtains funds from general collections of the Lead Securitization unrelated to the Mortgage Loan or the Property as a reimbursement for a Property Protection Advance that is a Nonrecoverable Advance or any Advance Interest Amounts on such a Nonrecoverable Advance, the Non-Lead Securitization Noteholder (including from general collections or any other amounts from the Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer, reimburse the Lead Securitization for its pro rata share of such Nonrecoverable Advance or Advance Interest Amounts. If the Master Servicer determines that a proposed principal and interest Advance with respect to the Lead Securitization Note or Property Protection Advance with respect to the Mortgage Loan, if made, or any outstanding principal and interest Advance or Property Protection Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance (as defined in the Lead Securitization Servicing Agreement), the Master Servicer shall provide the Non-Lead Master Servicer written notice of such determination promptly after such determination was made together with such reports that the Master Servicer delivered to the Special Servicer or Trustee in connection with notification of its determination of nonrecoverability.

In addition, a Non-Lead Securitization Noteholder whose Non-Lead Securitization Note has been included in a Non-Lead Securitization Trust shall be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Lead Securitization for the Non-Lead Securitization Noteholder’s pro rata share of any Trust Fund Expenses with respect to the Mortgage Loan or the Property, any other fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan and allocable to the Non-Lead Securitization Noteholders pursuant to this Agreement and as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Depositor, as applicable, is entitled to be reimbursed pursuant to the Lead Securitization Servicing Agreement, and any fees, costs or expenses related to obtaining a Rating Agency Confirmation and allocated to the Non-Lead Securitization Noteholders, in each case to the extent amounts on deposit in the Companion Distribution Account that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts (which such reimbursement shall be made from general collections or any other amounts from such Non-Lead Securitization Trust). If a Non-Lead Securitization Note has been included in a Non-Lead Securitization, the related Non-Lead Securitization Noteholder agrees to indemnify (as and to the same extent the Lead Securitization Trust is required to indemnify each of the Indemnified Parties) against any Indemnified Items to

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the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Companion Distribution Account that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the Non-Lead Securitization Noteholder shall be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse each of the applicable Indemnified Parties for its pro rata share of the insufficiency from general collections or any other amounts from such Non-Lead Securitization Trust.

The Non-Lead Master Servicer may be required to make principal and interest Advances on a Non-Lead Securitization Note included in a Non-Lead Securitization, from time to time, subject to the terms of the related Non-Lead Securitization Servicing Agreement, the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a principal and interest Advance to be made on the Lead Securitization Note based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. The Non-Lead Master Servicer and the Non-Lead Special Servicer and the Non-Lead Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a principal and interest Advance to be made on a Non-Lead Securitization Note based on the information that they have on hand and in accordance with the Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and the Non-Lead Master Servicer or the Non-Lead Trustee shall be required to notify each other servicer and trustee with respect to a Securitization of the amount of its principal and interest Advance within two (2) Business Days of making such Advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to a Note in the Lead Securitization) or the Non-Lead Master Servicer, the Non-Lead Special Servicer or the Non-Lead Trustee, as applicable (with respect to a Non-Lead Securitization Note), determines that a proposed principal and interest Advance, if made, would be non-recoverable or an outstanding principal and interest Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Property Protection Advance would be non-recoverable or an outstanding Property Protection Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or the Non-Lead Master Servicer or the Non-Lead Trustee (as provided in the Non-Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Non-Lead Master Servicer, the Non-Lead Special Servicer or the Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or the Non-Lead Master Servicer and the Non-Lead Trustee, as the case may be, within two (2) Business Days of making such determination. Each of the Master Servicer, the Trustee, the Non-Lead Master Servicer and the Non-Lead Trustee, as applicable, will only be entitled to reimbursement for a principal and interest Advance first, from the Collection Account or the Companion Distribution Account from Default Interest and late payment charges collected on the Mortgage Loan, as and to the extent contemplated by the Servicing Agreement, and from amounts allocable to the Note for which such principal and interest Advance was made, and then, if funds are insufficient, (i) in the case of a Note in the Lead Securitization, from general collections of the Lead Securitization Trust, pursuant to the terms of the Lead Securitization Servicing Agreement and (ii) in the case of a Non-Lead Securitization Note, from general collections of the Non-Lead Securitization Trust, as and to the extent provided in the Non-Lead Securitization Servicing Agreement. Advance Interest Amounts

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on a principal and interest Advance shall be reimbursed from Default Interest and late payment charges collected on the Mortgage Loan, as and to the extent contemplated by the Servicing Agreement, from amounts paid by the Borrower to cover such Advance Interest Amounts and otherwise first, from amounts allocable to more subordinate Notes and then, from amounts allocable to the subject Note, as provided under Section 3(d).

(d)   At any time after the Securitization Date that the Lead Securitization Note is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Lead Securitization Noteholder shall cause the Mortgage Loan to be serviced in accordance with the servicing provisions set forth in the Lead Securitization Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan or a Substitute Servicing Agreement; provided, however, that the Master Servicer under the Servicing Agreement shall have no further obligations to advance monthly payments of principal or interest; provided, further, however, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by any nationally recognized commercial mortgage loan servicer appointed by Lead Securitization Noteholder and the special servicer appointed by the Controlling Noteholder and does not have to be performed by the service providers set forth under the Servicing Agreement; provided, further, however, that until a replacement servicing agreement has been entered into, if a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with the Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing the Non-Lead Asset Representations Reviewer with any documents reasonably requested by the Non-Lead Asset Representations Reviewer, but only to the extent (x) such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and (y) the Non-Lead Asset Representations Reviewer has not been able to obtain such documents from the related mortgage loan seller.

(e)    Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Master Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement.

(f)    The Lead Securitization Noteholder agrees that it shall cause the Lead Securitization Servicing Agreement to provide as follows (and to the extent such following provisions are not included in the Lead Securitization Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)       the Master Servicer or Trustee shall be required to provide written notice to each Non-Lead Master Servicer and each Non-Lead Trustee of any Monthly Interest Payment Advance it has made with respect to the Lead Securitization Note within two (2) Business Days of making such advance;

(ii)       if the Master Servicer determines that a proposed Monthly Interest Payment Advance with respect to the Lead Securitization Note or Property Protection Advance with respect to the Mortgage Loan, if made, or any outstanding Monthly Interest Payment Advance or Property Protection Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide each Non-Lead Master

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Servicer written notice of such determination promptly after such determination was made together with such reports that the Master Servicer delivered to the Special Servicer or Trustee in connection with notification of its determination of nonrecoverability;

(iii)       the Master Servicer shall remit all payments received with respect to any Non-Lead Securitization Note, net of the servicing fees payable to the Master Servicer and Special Servicer with respect to such Non-Lead Securitization Note, and any other applicable fees and reimbursements payable to the Master Servicer, the Special Servicer and the Trustee, to the related Non-Lead Securitization Noteholder by the earlier of (x) the Remittance Date (as defined in the Lead Securitization Servicing Agreement) and (y) the Business Day following the “determination date” (or any term substantially similar thereto) as defined in the related Non-Lead Securitization Servicing Agreement (such determination date, the “Non-Lead Securitization Determination Date”), in each case, as long as the date on which remittance is required under this clause (iii) is at least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement;

(iv)       in connection with the expedited remittances contemplated by the preceding clause (iii) and the expedited reporting contemplated by the following clause (v), (A) the Special Servicer shall (x) expedite its delivery of reports to the Master Servicer with respect to the Mortgage Loan or the Property (including the delivery of information contemplated by CREFC® reports that the Special Servicer is required to deliver to the Master Servicer) so that the reports (including CREFC® reports) provided by the Master Servicer to the Non-Lead Securitization Noteholder may include all information contemplated to be included therein for the applicable reporting period, and (y) expedite withdrawals from accounts maintained by it and remittances to the Master Servicer in respect of the Mortgage Loan or the Property so that the Master Servicer’s remittances to the Non-Lead Securitization Noteholder contemplated by the preceding clause (iii) may include all amounts for the applicable collection period; and (B) each party responsible under the Lead Securitization Servicing Agreement for delivering any Additional Form 10-D Disclosure (or analogous information) to a Non-Lead Trustee or Non-Lead Depositor in respect of a Non-Lead Securitization Note shall deliver such Additional Form 10-D Disclosure (or analogous information) no later than the 5th calendar day following the distribution date for the related Non-Lead Securitization;

(v)       with respect to any Non-Lead Securitization Note that is held by a Securitization, the Master Servicer agrees to deliver or cause to be delivered or to make available to the related Non-Lead Master Servicer all reports required to be delivered by the Master Servicer to the Certificate Administrator and the Trustee under the Lead Securitization Servicing Agreement (which shall include all loan-level reports constituting the CREFC® Investor Reporting Package (IRP)) pursuant to the terms of the Lead Securitization Servicing Agreement, to the extent related to the Mortgage Loan, the Property, such Non-Lead Securitization Note, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, by the earlier of (x) the Remittance Date and (y) the Business Day following the related Non-Lead Securitization Determination Date, in each case, as long as the date on which delivery is required under this clause (v) is at

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least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement;

(vi)       the Master Servicer and the Special Servicer, as applicable, shall provide (in electronic media) to each Non-Lead Securitization Noteholder all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information regarding the Mortgage Loan provided by it to the Lead Securitization Controlling Class Representative or the Operating Advisor in connection with any request for consent made to, or consultation with, such party at the time provided to such other party;

(vii)       the servicing duties of each of the Master Servicer and Special Servicer under the Lead Securitization Servicing Agreement shall include the duty to service the Mortgage Loan and all of the Notes on behalf of the Note Holders (including the respective trustees and certificateholders) in accordance with the terms and provisions of this Agreement, the Lead Securitization Servicing Agreement and the Accepted Servicing Practices;

(viii)       each Non-Lead Securitization Noteholder shall be entitled to the same indemnity as the Lead Securitization Noteholder under the Lead Securitization Servicing Agreement; each of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Custodian shall be required to (and shall require any Servicing Function Participant or Additional Servicer engaged by it to) indemnify each Certifying Person and the depositor of any public Other Securitization Trust, and their respective directors and officers and controlling persons, to the same extent that they indemnify the Depositor (as depositor in respect of the Lead Securitization) and each Certifying Person for (A) its failure to deliver the items in clause (ix) below in a timely manner, (B) its failure to perform its obligations to such depositor or the related Non-Lead Trustee under Article XI (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement by the time required after giving effect to any applicable grace period or cure period, (C) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than a Loan Seller Sub-Servicer) to perform its obligations to such depositor or trustee under such Article XI (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement by the time required and/or (D) any Deficient Exchange Act Deliverable regarding, and delivered by or on behalf of, such party;

(ix)       with respect to any Non-Lead Securitization that is subject to reporting requirements under the Securities Act, the Exchange Act (including Rule 15Ga-1), and Regulation AB, (a) the Master Servicer, any primary servicer, the Special Servicer, the Trustee, the Certificate Administrator or other party acting as custodian for the Lead Securitization shall be required to deliver (and shall be required to cause each other servicer and servicing function participant (within the meaning of Items 1123 and 1122, respectively, of Regulation AB) retained or engaged by it to deliver (provided that such party shall only be required to use commercially reasonable efforts to cause a Loan Seller Sub-Servicer to deliver)), in a timely manner (i) the reports, certifications, compliance statements, accountants’ assessments and attestations, and information to be included in

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reports (including, without limitation, Form ABS-15G, Form 10-K, Form 10-D and Form 8-K), and (ii) upon request, any other materials specified in the related Non-Lead Securitization Servicing Agreement, in the case of clauses (i) and (ii), as the related Non-Lead Depositor or the related Non-Lead Trustee reasonably believes, in good faith, are required in order for the related Non-Lead Depositor or the related Non-Lead Trustee to comply with (1) its obligations under the Securities Act, the Exchange Act (including Rule 15Ga-1), Regulation AB and Form SF-3 and (2) any applicable comment letter from the Commission or its obligations with respect to any Deficient Exchange Act Deliverable, (b) without limiting the generality of the foregoing (x) the Depositor or the related Holder shall provide or cause to be provided to the related Non-Lead Depositor (and to counsel to the related Non-Lead Depositor) and the related Non-Lead Trustee (1) written notice (which may be by email) in a timely manner (but no later than three (3) Business Days prior to closing) of the occurrence of the Lead Securitization, and (2) no later than the closing date of the Lead Securitization, a copy of the Lead Securitization Servicing Agreement in an EDGAR-compatible format, and (y) the Master Servicer and Special Servicer (or any replacement Master Servicer or Special Servicer, as applicable) shall, upon reasonable prior written request, and subject to the right of the Master Servicer or the Special Servicer, as the case may be, to review and approve such disclosure materials, permit a holder of any Non-Lead Securitization Note to use such party’s description contained in the Lead Securitization prospectus (updated as appropriate by the Master Servicer or Special Servicer, as applicable, at the cost of such holder of such Non-Lead Securitization Note) or contained in a Lead Securitization Form 8-K, for inclusion in the disclosure materials or a Form 8-K relating to any securitization of the related Non-Lead Securitization Note, and (z) the Master Servicer and the Special Servicer (or any replacement Master Servicer or Special Servicer, as applicable), shall provide indemnification agreements, opinions and Regulation AB compliance letters as were or are being delivered with respect to the Lead Securitization (in each case, at the cost of such holder of such Non-Lead Securitization Note), and (c) in connection with any amendment of the Lead Securitization Servicing Agreement, the Depositor shall provide written notice (which may be by email) of such proposed amendment to any Non-Lead Depositor and the related Non-Lead Trustee no later than three (3) Business Days prior to the date of effectiveness of such amendment, and, on the date of effectiveness of such amendment to the Lead Securitization Servicing Agreement, provide a copy of such amendment in an EDGAR-compatible format to such Non-Lead Depositor and the related Non-Lead Trustee. The Master Servicer and the Special Servicer shall each be required to provide certification and indemnification to any Certifying Person with respect to any applicable Sarbanes-Oxley Certification with respect to a Non-Lead Securitization;

(x)       each of the Master Servicer, the Special Servicer, the Custodian and the Trustee and each Affected Reporting Party shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under the applicable Sub-Servicing Agreement), with each Non-Lead Depositor (including, without limitation, providing all due diligence information, reports, written responses, negotiations and coordination) to the same extent as such party is required to cooperate with the Lead Depositor under Article XI (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement and in connection with any Deficient Exchange Act Deliverable. All respective reasonable out-of-pocket costs and expenses incurred by any

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Non-Lead Depositor (including reasonable legal fees and expenses of outside counsel to such depositor) in connection with the foregoing (other than those costs and expenses related to participation by such Non-Lead Depositor in any telephone conferences and meetings with the Commission and other costs such Non-Lead Depositor must bear pursuant to Article XI (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement) and any amendments to any reports filed with the Commission therewith shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from such Non-Lead Depositor;

(xi)       any late collections received by the Master Servicer from the Borrower that are allocable to a Non-Lead Securitization Note or reimbursable to a Non-Lead Master Servicer or a Non-Lead Trustee shall be remitted by the Master Servicer to such Non-Lead Master Servicer within one (1) Business Day of receipt and identification thereof; provided, however, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such amounts to such Non-Lead Master Servicer within one (1) Business Day of receipt of properly identified funds but, in any event, the Master Servicer shall remit such amounts within two (2) Business Days of receipt of properly identified funds;

(xii)       each Non-Lead Securitization Noteholder is an intended third-party beneficiary in respect of the rights afforded it under the Lead Securitization Servicing Agreement and the related Non-Lead Master Servicer shall be entitled to enforce the rights of such Non-Lead Securitization Noteholder under this Agreement and the Lead Securitization Servicing Agreement;

(xiii)       each Non-Lead Master Servicer and each Non-Lead Special Servicer shall each be a third-party beneficiary of the Lead Securitization Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of such Non-Lead Master Servicer or such Non-Lead Special Servicer, as the case may be, and the provisions regarding coordination of Advances;

(xiv)       if the Mortgage Loan becomes a Defaulted Mortgage Loan and the Special Servicer determines to sell the Lead Securitization Note in accordance with the Lead Securitization Servicing Agreement, it shall have the right and the obligation to sell all of the Notes as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall provide notice to each Non-Lead Master Servicer who shall provide notice to the related Non-Controlling Note Holder of the planned sale and of such Non-Controlling Note Holder’s opportunity to submit an offer on the Mortgage Loan;

(xv)       the Lead Securitization Servicing Agreement shall not be amended in any manner that materially and adversely affects any Non-Lead Securitization Noteholder without the consent of such Non-Lead Securitization Noteholder;

(xvi)       to the extent related to the Mortgage Loan, the Master Servicer or the Special Servicer, Rating Agency Confirmation shall be provided with respect to the commercial mortgage pass-through certificates issued in connection with any Non-Lead

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Securitization to the same extent provided with respect to the commercial mortgage pass-through certificates issued in connection with the Lead Securitization;

(xvii)       Servicer Termination Events with respect to the Master Servicer and the Special Servicer shall include: (A) solely with respect to the Master Servicer, the failure to timely remit payments to any Non-Lead Securitization Noteholder, which failure continues unremedied for one (1) Business Day following the date on which such payment was to be made; (B) solely with respect to the Special Servicer, the failure to deposit into any Foreclosed Property Account any amount required to be so deposited within two (2) Business Days after the date such deposit was to be made, or the failure to remit to the Master Servicer for deposit into the Collection Account any amount required to be so remitted by the Special Servicer within one (1) Business Day after the date such remittance was to be made; (C) the qualification, downgrade or withdrawal, or placing on “watch status” in contemplation of a rating downgrade or withdrawal of the ratings of any class of certificates issued in connection with any Non-Lead Securitization by the rating agencies rating such securities (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by such rating agencies within sixty (60) days of actual knowledge of such event by the Master Servicer or the Special Servicer, as the case may be), and publicly citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; and (D) the failure to provide to any Non-Lead Securitization Noteholder (if and to the extent required under the related Non-Lead Securitization) reports required under the Exchange Act, and the rules and regulations thereunder, in a timely fashion. Upon the occurrence of such a Servicer Termination Event with respect to the Master Servicer affecting a Non-Lead Securitization Noteholder and the Master Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon the direction of such Non-Lead Securitization Noteholder, require the appointment of a subservicer with respect to the related Non-Lead Securitization Note. Upon the occurrence of a Servicer Termination Event with respect to the Special Servicer affecting a Non-Lead Securitization Noteholder and the Special Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon direction of such Non-Lead Securitization Noteholder, terminate the Special Servicer with respect to, but only with respect to, the Mortgage Loan;

(xviii) upon any resignation, termination and/or replacement of the Master Servicer or the Special Servicer, any appointment of a successor to the Master Servicer or Special Servicer, or the effectiveness of any designation of a new Special Servicer, the Trustee or Certificate Administrator shall promptly (and in any event no later than three (3) Business Days prior to the effective date of such resignation, termination, replacement and/or appointment of a Master Servicer or Special Servicer) provide written notice thereof to each Non-Lead Trustee, each Non-Lead Master Servicer, each Non-Lead Depositor, and counsel to each Non-Lead Depositor, together with any information reasonably required (including, without limitation, any disclosure required under Item 1108 of Regulation AB) for the related Non-Lead Securitization to comply with any applicable reporting obligations under the Exchange Act; provided, that such notice shall not be deemed to be provided unless receipt thereof has been confirmed in writing (which may be by email) from any such Non-Lead Depositor;

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(xix)       if a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with such Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent (x) such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and (y) such Non-Lead Asset Representations Reviewer has not been able to obtain such documents from the related mortgage loan seller;

(xx) the rates at which Special Servicing Fees, Liquidation Fees and Workout Fees accrue or are determined shall not exceed 0.25% per annum, 0.50% and 0.50%, respectively, subject to any minimum compensation provided for in the Lead Securitization Servicing Agreement; and

(xxi) any conflict between the Lead Securitization Servicing Agreement and this Agreement shall be resolved in favor of this Agreement.

(g)   Each Non-Lead Securitization Noteholder agrees that it shall cause the related Non-Lead Securitization Servicing Agreement to provide as follows (and to the extent such following provisions are not included in the related Non-Lead Securitization Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)            Each Non-Lead Securitization Noteholder shall be responsible for its pro rata share of any Nonrecoverable Advances (and advance interest thereon) and any Trust Fund Expenses, but only to the extent that they relate to servicing and administration of the Notes and the Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to each respective Note are insufficient to cover such Property Protection Advances or Trust Fund Expenses, (A) the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Advances (together with advance interest thereon) and/or other Trust Fund Expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Property), and (B) if the Lead Securitization Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Noteholder’s pro rata share of any such

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Nonrecoverable Advances (together with advance interest thereon) and/or Trust Fund Expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Property);

(ii)            each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Lead Securitization Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any Trust Fund Expenses with respect to the Mortgage Loan) by the related Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items and, to the extent amounts on deposit in the Collection Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the related Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the related Non-Lead Securitization Note’s pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement;

(iii)            each Non-Lead Master Servicer, Non-Lead Trustee or Non-Lead Certificate Administrator will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer, any Operating Advisor and any Asset Representations Reviewer (i) promptly following Securitization of the related Non-Lead Securitization Note, notice of the deposit of such Non-Lead Securitization Note into a Securitization Trust (which notice may be (x) in the form of delivery (which may be by email) of a copy of the related Non-Lead Securitization Servicing Agreement, or (y) by email notification together with contact information for the related Non-Lead Trustee, the related Non-Lead Certificate Administrator, the related Non-Lead Master Servicer, the related Non-Lead Special Servicer and the party designated to exercise the rights of the related “Non-Controlling Note Holder” under this Agreement), accompanied by a copy of such executed Non-Lead Securitization Servicing Agreement, and (ii) notice of any subsequent change in the identity of the related Non-Lead Master Servicer, the related Non-Lead Trustee or the party designated to exercise the rights of the related “Non-Controlling Note Holder” under this Agreement (together with the relevant contact information) (which may be in the form of email delivery of a copy of any revised Non-Lead Securitization Servicing Agreement); and

(iv)       the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(h)   The Lead Securitization Noteholder shall:

(i)            give each Non-Lead Securitization Noteholder notice of the Securitization of the Lead Securitization Note in writing (which may be by email) not less than three (3) Business Days prior to the applicable pricing date for the Lead Securitization, together with contact information for each of the parties to the Lead Securitization Servicing Agreement; and

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(ii)            send to each Non-Lead Securitization Noteholder and the parties to the related Non-Lead Securitization Servicing Agreement (that are not also party to the Lead Securitization Servicing Agreement) (x) on or promptly following the Lead Securitization Date (to the extent the applicable parties to the related Non-Lead Securitization Servicing Agreement have been engaged by the related Non-Lead Depositor on or prior to the Lead Securitization Date), a copy (in EDGAR-compatible format) of the execution version of the Lead Securitization Servicing Agreement, (y) within (1) one Business Day after the date of any re-filing by the Depositor of the Lead Securitization Servicing Agreement with the Commission to account for any changes thereto (other than a formal amendment thereto following the Lead Securitization Date), a copy (in EDGAR-compatible format) of the re-filed Lead Securitization Servicing Agreement, and (z) promptly following distribution thereof to the parties to the Lead Securitization Servicing Agreement, any changes made by the Depositor to the Lead Securitization Servicing Agreement (other than a formal amendment thereto following the Lead Securitization Date).

(i)     The Servicing Agreement shall provide that compensating interest payments as defined therein with respect to, first, any A Notes will be allocated by the Master Servicer between the A Notes, pro rata, in accordance with their respective Principal Balances, second, any Senior B Notes will be allocated by the Master Servicer between the Senior B Notes, pro rata, in accordance with their respective Principal Balances, third, any Junior B Notes will be allocated by the Master Servicer between the Junior B Notes, pro rata, in accordance with their respective Principal Balances, and fourth, any C Notes will be allocated by the Master Servicer between the C Notes, pro rata, in accordance with their respective Principal Balances. The Master Servicer shall remit any compensating interest payment in respect of any Non-Lead Securitization Note to the applicable Non-Lead Securitization Noteholder.

(j)     In the event any filing is required to be made by any Non-Lead Depositor under the related Servicing Agreement in order to comply with the Non-Lead Depositor’s requirements under the Securities Exchange Act of 1934, as amended, the related Lead Securitization Noteholder (including the Depositor and Trustee) shall use commercially reasonable efforts to timely comply with any such filing.

(k)   If a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with such Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent that such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and are not in the possession of the Non-Lead Asset Representations Reviewer (and the Non-Lead Asset Representations Reviewer has informed such party that it has first requested, and not received, the documents from the master servicer, special servicer and custodian for the applicable Non-Lead Securitization).

Section 3.                Subordination of the Subordinate Notes; Payments.

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(a)    The C Notes and the rights of any Note C Holder to receive payments of interest, principal and other amounts with respect to any such C Note shall at all times be junior, subject and subordinate to the Senior Notes and the rights of the Senior Noteholders, to receive payments of interest, principal and other amounts with respect to such Senior Notes as and to the extent set forth herein. The Junior B Notes and the rights of any Junior B Note Holder to receive payments of interest, principal and other amounts with respect to any Junior B Note shall at all times be junior, subject and subordinate to the A Notes and the Senior B Notes and the rights of the Note A Holders and the Senior B Note Holders, to receive payments of interest, principal and other amounts with respect to the A Notes and the Senior B Notes as and to the extent set forth herein. The Senior B Notes and the rights of any Senior B Note Holder to receive payments of interest, principal and other amounts with respect to any such Senior B Note shall at all times be junior, subject and subordinate to the A Notes and the rights of the Note A Holders, to receive payments of interest, principal and other amounts with respect to such A Notes as and to the extent set forth herein.

(b)   If, in connection with any Payment Date, no Triggering Event of Default, as determined by the Master Servicer or Special Servicer, as applicable, in accordance with Accepted Servicing Practices, shall have occurred and be continuing, all amounts tendered by the Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Property or released to the Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Master Servicer or the Trustee under the Servicing Agreement, and (y) all amounts that are then due, payable or reimbursable to any Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer (excluding master servicing fees, trustee fees, certificate administrator fees, operating advisor fees, asset representations reviewer fees, and principal and interest Advances, all of which shall be payable to such party by the respective Note Holders in respect of which such fees accrued or such Advances were made, in each case out of distributions made in respect of each such Note, respectively (or, as and to the extent provided in the Servicing Agreement, out of Default Interest and late payment charges collected on the Mortgage Loan), and excluding interest on principal and interest Advances which are reimbursable pursuant to Section 3(d) below), with respect to the Mortgage Loan pursuant to the Servicing Agreement (such amounts contemplated by clauses (x) and (y), “Withheld Amounts”), shall be distributed by the Master Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(i)            first, to the Note A Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note A Holder, the amount of any unreimbursed costs and expenses paid by such Note A Holder including any unreimbursed trust fund expenses not previously reimbursed to such Note A Holder (or paid or advanced

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by any servicer or trustee on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(ii)            second, to the Note A Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note A Holder, an amount equal to the accrued and unpaid interest on the Principal Balance for the related A Note at the applicable Net Initial Interest Rate;

(iii)            third, to the Senior B Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Senior B Note Holder, an amount equal to the accrued and unpaid interest on the Principal Balance for the related Senior B Note at the applicable Net Initial Interest Rate;

(iv)            fourth, to the Junior B Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Junior B Note Holder, an amount equal to the accrued and unpaid interest on the Principal Balance for the related Junior B Note at the applicable Net Initial Interest Rate;

(v)            fifth, to the Note C Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note C Holder, an amount equal to the accrued and unpaid interest on the Principal Balance for the related C Note at the applicable Net Initial Interest Rate;

(vi)            sixth, to the Note A Holders, on a Pro Rata and Pari Passu Basis based on the respective Regular Principal Balances of the A Notes, in an aggregate amount equal to the principal payments received, if any, with respect to such Payment Date with respect to the Mortgage Loan, until the Regular Principal Balance for each A Note has been reduced to zero;

(vii)            seventh, to the Senior B Note Holders, on a Pro Rata and Pari Passu Basis based on the respective Regular Principal Balances of the Senior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such Payment Date with respect to the Mortgage Loan, until the Regular Principal Balance for each Senior B Note has been reduced to zero;

(viii)            eighth, to the Junior B Note Holders, on a Pro Rata and Pari Passu Basis based on the respective Regular Principal Balances of the Junior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such Payment Date with respect to the Mortgage Loan, until the Regular Principal Balance for each Junior B Note has been reduced to zero;

(ix)            ninth, to the Note C Holders, on a Pro Rata and Pari Passu Basis based on the respective Regular Principal Balances of the C Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such Payment Date with respect to the Mortgage Loan, until the Regular Principal Balance for each C Note has been reduced to zero;

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(x)            tenth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a Workout the Regular Principal Balances for the A Notes have been reduced, such excess amount shall be paid to the Note A Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note A Holder, an amount equal to the reduction, if any, of the Regular Principal Balance for the related A Note as a result of such Workout, plus interest on such amount at the related Net Initial Interest Rate;

(xi)            eleventh, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(x) and, as a result of a Workout the Regular Principal Balances for the Senior B Notes have been reduced, such excess amount shall be paid to the Senior B Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Senior B Note Holder, an amount equal to the reduction, if any, of the Regular Principal Balance for the related Senior B Note as a result of such Workout, plus interest on such amount at the related Net Initial Interest Rate;

(xii)            twelfth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xi) and, as a result of a Workout the Regular Principal Balances for the Junior B Notes have been reduced, such excess amount shall be paid to the Junior B Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Junior B Note Holder, an amount equal to the reduction, if any, of the Regular Principal Balance for the related Junior B Note as a result of such Workout, plus interest on such amount at the related Net Initial Interest Rate;

(xiii)            thirteenth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xii) and, as a result of a Workout the Regular Principal Balances for the C Notes have been reduced, such excess amount shall be paid to the Note C Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note C Holder, an amount equal to the reduction, if any, of the Regular Principal Balance for the related C Note as a result of such Workout, plus interest on such amount at the related Net Initial Interest Rate;

(xiv)            fourteenth, following the Anticipated Repayment Date, to the Note A Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note A Holder, an amount equal to the accrued and unpaid interest on the Principal Balance for the related A Note at the applicable Post-ARD Interest Rate Differential (exclusive of any portion of such accrued and unpaid interest that constitutes Accrued Interest under the Mortgage Loan Agreement allocable to, and added or to be added to the Principal Balance of, such Note);

(xv)            fifteenth, following the Anticipated Repayment Date, to the Senior B Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Senior B Note Holder, an amount equal to the accrued and unpaid

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interest on the Principal Balance for the related Senior B Note at the applicable Post-ARD Interest Rate Differential (exclusive of any portion of such accrued and unpaid interest that constitutes Accrued Interest under the Mortgage Loan Agreement allocable to, and added or to be added to the Principal Balance of, such Note);

(xvi)            sixteenth, following the Anticipated Repayment Date, to the Junior B Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Junior B Note Holder, an amount equal to the accrued and unpaid interest on the Principal Balance for the related Junior B Note at the applicable Post-ARD Interest Rate Differential (exclusive of any portion of such accrued and unpaid interest that constitutes Accrued Interest under the Mortgage Loan Agreement allocable to, and added or to be added to the Principal Balance of, such Note);

(xvii)            seventeenth, following the Anticipated Repayment Date, to the Note C Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note C Holder, an amount equal to the accrued and unpaid interest on the Principal Balance for the related C Note at the applicable Post-ARD Interest Rate Differential (exclusive of any portion of such accrued and unpaid interest that constitutes Accrued Interest under the Mortgage Loan Agreement allocable to, and added or to be added to the Principal Balance of, such Note);

(xviii)            eighteenth, following the Anticipated Repayment Date, to the Note A Holders, on a Pro Rata and Pari Passu Basis based on the respective Accrued and Deferred Principal Amounts of the A Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such Payment Date with respect to the Mortgage Loan, until the Accrued and Deferred Principal Amount for each A Note has been reduced to zero;

(xix)            nineteenth, following the Anticipated Repayment Date, to the Senior B Note Holders, on a Pro Rata and Pari Passu Basis based on the respective Accrued and Deferred Principal Amounts of the Senior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such Payment Date with respect to the Mortgage Loan, until the Accrued and Deferred Principal Amount for each Senior B Note has been reduced to zero;

(xx)            twentieth, following the Anticipated Repayment Date, to the Junior B Note Holders, on a Pro Rata and Pari Passu Basis based on the respective Accrued and Deferred Principal Amounts of the Junior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such Payment Date with respect to the Mortgage Loan, until the Accrued and Deferred Principal Amount for each Junior B Note has been reduced to zero;

(xxi)            twenty-first, following the Anticipated Repayment Date, to the Note C Holders, on a Pro Rata and Pari Passu Basis based on the respective Accrued and Deferred Principal Amounts of the C Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such Payment Date with respect to the Mortgage

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Loan, until the Accrued and Deferred Principal Amount for each C Note has been reduced to zero;

(xxii)            twenty-second, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxi) and, as a result of a Workout the Accrued and Deferred Principal Amounts for the A Notes have been reduced, such excess amount shall be paid to the Note A Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note A Holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal Amount for the related A Note as a result of such Workout, plus interest on such amount at the related Net Interest Rate;

(xxiii)            twenty-third, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxii) and, as a result of a Workout the Accrued and Deferred Principal Amounts for the Senior B Notes have been reduced, such excess amount shall be paid to the Senior B Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Senior B Note Holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal Amount for the related Senior B Note as a result of such Workout, plus interest on such amount at the related Net Interest Rate;

(xxiv)            twenty-fourth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxiii) and, as a result of a Workout the Accrued and Deferred Principal Amounts for the Junior B Notes have been reduced, such excess amount shall be paid to the Junior B Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Junior B Note Holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal Amount for the related Junior B Note as a result of such Workout, plus interest on such amount at the related Net Interest Rate;

(xxv)            twenty-fifth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxiv) and, as a result of a Workout the Accrued and Deferred Principal Amounts for the C Notes have been reduced, such excess amount shall be paid to the C Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note C Holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal Amount for the related C Note as a result of such Workout, plus interest on such amount at the related Net Interest Rate;

(xxvi)            twenty-sixth, to the Note A Holders on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note A Holder, an amount equal to all Yield Maintenance Premiums allocated to the related A Note in accordance with the Mortgage Loan Agreement;

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(xxvii)            twenty-seventh, to the Senior B Note Holders on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Senior B Note Holder, an amount equal to all Yield Maintenance Premiums allocated to the related Senior B Note in accordance with the Mortgage Loan Agreement;

(xxviii)            twenty-eighth, to the Junior B Note Holders on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Junior B Note Holder, an amount equal to all Yield Maintenance Premiums allocated to the related Junior B Note in accordance with the Mortgage Loan Agreement

(xxix)            twenty-ninth, to the Note C Holders on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note C Holder, an amount equal to all Yield Maintenance Premiums allocated to the related C Note in accordance with the Mortgage Loan Agreement;

(xxx)            thirtieth, to the extent assumption or transfer fees actually paid by the Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Borrower, shall be paid to the Note A Holders, the Senior B Note Holders, the Junior B Note Holders and the Note C Holders, pro rata, based on their respective Percentage Interests; and

(xxxi)            thirty-first, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xxx), any remaining amount shall be paid pro rata to the Note A Holders, the Senior B Note Holders, the Junior B Note Holders and the Note C Holders, pro rata, in accordance with their respective initial Percentage Interests.

(c)    If, in connection with a Payment Date, a Triggering Event of Default, as determined by the Master Servicer or Special Servicer, as applicable, in accordance with Accepted Servicing Practices, shall have occurred and be continuing, all amounts tendered by the Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Property or released to the Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding Withheld Amounts, shall be distributed by the Master Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(i)            first, to the Note A Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note A Holder, the amount of any unreimbursed costs and expenses paid by such Note A Holder including any unreimbursed

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trust fund expenses not previously reimbursed to such Note A Holder (or paid or advanced by any servicer or trustee on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(ii)            second, to the Note A Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note A Holder, an amount equal to the accrued and unpaid interest on the Principal Balance for the related A Note at the applicable Net Initial Interest Rate;

(iii)            third, to the Senior B Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Senior B Note Holder, an amount equal to the accrued and unpaid interest on the Principal Balance for the related Senior B Note at the applicable Net Initial Interest Rate;

(iv)            fourth, to the Junior B Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Junior B Note Holder, an amount equal to the accrued and unpaid interest on the Principal Balance for the related Junior B Note at the applicable Net Initial Interest Rate;

(v)            fifth, to the Note C Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note C Holder, an amount equal to the accrued and unpaid interest on the Principal Balance for the related C Note at the applicable Net Initial Interest Rate;

(vi)            sixth, to the Note A Holders, on a Pro Rata and Pari Passu Basis based on the respective Regular Principal Balances of the A Notes, all remaining funds, if any, until the Regular Principal Balance for each A Note has been reduced to zero;

(vii)            seventh, to the Senior B Note Holders, on a Pro Rata and Pari Passu Basis based on the respective Regular Principal Balances of the Senior B Notes, all remaining funds, if any, until the Regular Principal Balance for each Senior B Note has been reduced to zero;

(viii)            eighth, to the Junior B Note Holders, on a Pro Rata and Pari Passu Basis based on the respective Regular Principal Balances of the Junior B Notes, all remaining funds, if any, until the Regular Principal Balance for each Junior B Note has been reduced to zero;

(ix)            ninth, to the C Note Holders, on a Pro Rata and Pari Passu Basis based on the respective Regular Principal Balances of the C Notes, all remaining funds, if any, until the Regular Principal Balance for each C Note has been reduced to zero;

(x)            tenth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a Workout the Regular Principal Balances for the A Notes have been reduced, such excess amount shall be paid to the Note A Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note A Holder, an amount equal to the reduction, if any, of the Regular Principal

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Balance for the related A Note as a result of such Workout, plus interest on such amount at the related Net Initial Interest Rate;

(xi)            eleventh, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(x) and, as a result of a Workout the Regular Principal Balances for the Senior B Notes have been reduced, such excess amount shall be paid to the Senior B Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Senior B Note Holder, an amount equal to the reduction, if any, of the Regular Principal Balance for the related Senior B Note as a result of such Workout, plus interest on such amount at the related Net Initial Interest Rate;

(xii)            twelfth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xi) and, as a result of a Workout the Regular Principal Balances for the Junior B Notes have been reduced, such excess amount shall be paid to the Junior B Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Junior B Note Holder, an amount equal to the reduction, if any, of the Regular Principal Balance for the related Junior B Note as a result of such Workout, plus interest on such amount at the related Net Initial Interest Rate

(xiii)            thirteenth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xii) and, as a result of a Workout the Regular Principal Balances for the C Notes have been reduced, such excess amount shall be paid to the Note C Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note C Holder, an amount equal to the reduction, if any, of the Regular Principal Balance for the related C Note as a result of such Workout, plus interest on such amount at the related Net Initial Interest Rate;

(xiv)            fourteenth, following the Anticipated Repayment Date, to the Note A Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note A Holder, an amount equal to the accrued and unpaid interest on the Principal Balance for the related A Note at the applicable Post-ARD Interest Rate Differential (exclusive of any portion of such accrued and unpaid interest that constitutes Accrued Interest under the Mortgage Loan Agreement allocable to, and added or to be added to the Principal Balance of, such Note);

(xv)            fifteenth, following the Anticipated Repayment Date, to the Senior B Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Senior B Note Holder, an amount equal to the accrued and unpaid interest on the Principal Balance for the related Senior B Note at the applicable Post-ARD Interest Rate Differential (exclusive of any portion of such accrued and unpaid interest that constitutes Accrued Interest under the Mortgage Loan Agreement allocable to, and added or to be added to the Principal Balance of, such Note);

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(xvi)            sixteenth, following the Anticipated Repayment Date, to the Junior B Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Junior B Note Holder, an amount equal to the accrued and unpaid interest on the Principal Balance for the related Junior B Note at the applicable Post-ARD Interest Rate Differential (exclusive of any portion of such accrued and unpaid interest that constitutes Accrued Interest under the Mortgage Loan Agreement allocable to, and added or to be added to the Principal Balance of, such Note);

(xvii)            seventeenth, following the Anticipated Repayment Date, to the Note C Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note C Holder, an amount equal to the accrued and unpaid interest on the Principal Balance for the related C Note at the applicable Post-ARD Interest Rate Differential (exclusive of any portion of such accrued and unpaid interest that constitutes Accrued Interest under the Mortgage Loan Agreement allocable to, and added or to be added to the Principal Balance of, such Note);

(xviii)            eighteenth, following the Anticipated Repayment Date, to the Note A Holders, on a Pro Rata and Pari Passu Basis based on the respective Accrued and Deferred Principal Amounts of the A Notes, all remaining funds, if any, until the Accrued and Deferred Principal Amount for each A Note has been reduced to zero;

(xix)            nineteenth, following the Anticipated Repayment Date, to the Senior B Note Holders, on a Pro Rata and Pari Passu Basis based on the respective Accrued and Deferred Principal Amounts of the Senior B Notes, all remaining funds, if any, until the Accrued and Deferred Principal Amount for each Senior B Note has been reduced to zero;

(xx)            twentieth, following the Anticipated Repayment Date, to the Junior B Note Holders, on a Pro Rata and Pari Passu Basis based on the respective Accrued and Deferred Principal Amounts of the Junior B Notes, all remaining funds, if any, until the Accrued and Deferred Principal Amount for each Junior B Note has been reduced to zero;

(xxi)            twenty-first, following the Anticipated Repayment Date, to the Note C Holders, on a Pro Rata and Pari Passu Basis based on the respective Accrued and Deferred Principal Amounts of the C Notes, all remaining funds, if any, until the Accrued and Deferred Principal Amount for each C Note has been reduced to zero;

(xxii)            twenty-second, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxi) and, as a result of a Workout the Accrued and Deferred Principal Amounts for the A Notes have been reduced, such excess amount shall be paid to the Note A Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note A Holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal Amount for the related A Note as a result of such Workout, plus interest on such amount at the related Net Interest Rate;

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(xxiii)            twenty-third, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxii) and, as a result of a Workout the Accrued and Deferred Principal Amounts for the Senior B Notes have been reduced, such excess amount shall be paid to the Senior B Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Senior B Note Holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal Amount for the related Senior B Note as a result of such Workout, plus interest on such amount at the related Net Interest Rate;

(xxiv)            twenty-fourth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxiii) and, as a result of a Workout the Accrued and Deferred Principal Amounts for the Junior B Notes have been reduced, such excess amount shall be paid to the Junior B Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Junior B Note Holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal Amount for the related Junior B Note as a result of such Workout, plus interest on such amount at the related Net Interest Rate;

(xxv)            twenty-fifth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxiv) and, as a result of a Workout the Accrued and Deferred Principal Amounts for the C Notes have been reduced, such excess amount shall be paid to the C Note Holders, on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note C Holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal Amount for the related C Note as a result of such Workout, plus interest on such amount at the related Net Interest Rate;

(xxvi)            twenty-sixth, to the Note A Holders on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note A Holder, an amount equal to all Yield Maintenance Premiums allocated to the related A Note in accordance with the Mortgage Loan Agreement;

(xxvii)            twenty-seventh, to the Senior B Note Holders on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Senior B Note Holder, an amount equal to all Yield Maintenance Premiums allocated to the related Senior B Note in accordance with the Mortgage Loan Agreement;

(xxviii)            twenty-eighth, to the Junior B Note Holders on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Junior B Note Holder, an amount equal to all Yield Maintenance Premiums allocated to the related Junior B Note in accordance with the Mortgage Loan Agreement;

(xxix)            twenty-ninth, to the Note C Holders on a Pro Rata and Pari Passu Basis based on their respective entitlements, up to, in the case of each Note C Holder, an amount equal

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to all Yield Maintenance Premiums allocated to the related C Note in accordance with the Mortgage Loan Agreement;

(xxx)            thirtieth, to the extent assumption or transfer fees actually paid by the Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Borrower, shall be paid to the Note A Holders, the Senior B Note Holders, the Junior B Note Holders and the Note C Holders, pro rata, based on their respective Percentage Interests; and

(xxxi)            thirty-first, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xxx), any remaining amount shall be paid pro rata to the Note A Holders, the Senior B Note Holders, the Junior B Note Holders and the Note C Holders, pro rata, in accordance with their respective initial Percentage Interests.

(d)   All payments of principal on the Notes shall be made in Sequential Order. All expenses and losses relating to the Mortgage Loan and the Property (including without limitation losses of principal and interest, Property Protection Advances, Advance Interest Amounts, Special Servicing Fees, Liquidation Fees and Workout Fees), Appraisal Reduction Amounts and certain other trust expenses, shall be allocated to the Notes in Reverse Sequential Order. Notwithstanding anything to the contrary herein, if an Advance of principal or interest is made with respect to any Note, then Advance Interest Amounts thereon shall only be reimbursed from Default Interest and late payment charges collected on the Mortgage Loan, as and to the extent provided in the Servicing Agreement, from amounts paid by the Borrowers to cover such Advance Interest Amounts and otherwise (i) in the case of the A Notes, first, out of any amounts received with respect to the Mortgage Loan that would otherwise be distributable to the Note C Holders (on a pro rata and pari passu basis in accordance with their relative principal balances), second, out of any amounts received with respect to the Mortgage Loan that would otherwise be distributable to the Junior B Note Holders (on a pro rata and pari passu basis in accordance with their relative principal balances), third, out of any amounts received with respect to the Mortgage Loan that would otherwise be distributable to the Senior B Note Holders (on a pro rata and pari passu basis in accordance with their relative principal balances), and fourth, out of any amounts received with respect to the Mortgage Loan that would otherwise be distributable to the holder of such Note as to which the Advance of principal or interest was made, (ii) in the case of the Senior B Notes, first, out of any amounts received with respect to the Mortgage Loan that would otherwise be distributable to the Note C Holders (on a pro rata and pari passu basis in accordance with their relative principal balances), second, out of any amounts received with respect to the Mortgage Loan that would otherwise be distributable to the Junior B Note Holders (on a pro rata and pari passu basis in accordance with their relative principal balances), and third, out of any amounts received with respect to the Mortgage Loan that would otherwise be distributable to the holder of such Note as to which the Advance of principal or interest was made, (iii) in the case of the Junior B Notes, first, out of any amounts received with respect to the Mortgage Loan that would otherwise be distributable to the Note C Holders (on a pro rata and pari passu basis in accordance with their relative principal balances), and second, out of any amounts received with respect to the Mortgage

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Loan that would otherwise be distributable to the holder of such Note as to which the Advance of principal or interest was made, and (iv) in the case of the C Notes, solely out of any amounts received with respect to the Mortgage Loan that would otherwise be distributable to the holder of such Note as to which the Advance of principal or interest was made.

Section 4.                Administration of the Mortgage Loan.

(a)    Subject to this Agreement (including, without limitation, Section 4(f) below) and the Servicing Agreement and consistent with the Accepted Servicing Practices, the Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and no other Noteholder shall have any voting, consent or other rights whatsoever with respect to the Lead Securitization Noteholder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan except as set forth in this Agreement and the Servicing Agreement including the rights of any Note Holder in its capacity as the Controlling Noteholder to consent to the Major Decisions set forth in this Agreement. Subject to this Agreement and the Servicing Agreement (including, without limitation, Section 4(f) below) and consistent with the Accepted Servicing Practices, each Noteholder (other than the Lead Securitization Noteholder) agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) the rights, if any, that such Noteholder has to, (i) call or cause the Lead Securitization Noteholder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Borrower, including, without limitation, filing or causing the Lead Securitization Noteholder to file any bankruptcy petition against the Borrower. The Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) shall not have any fiduciary duty to any Non-Lead Noteholder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Noteholder from the obligation to make any disbursement of funds as set forth herein).

Upon the Mortgage Loan becoming a Defaulted Mortgage Loan, each Non-Lead Noteholder hereby acknowledges the right and obligation of the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) to sell each Non-Lead Note together with the Lead Securitization Note (and any other Notes included in the Lead Securitization) as notes evidencing one whole loan in accordance with the terms of the Servicing Agreement. In connection with any such sale, the Special Servicer shall be required to sell each Note together with the Lead Securitization Note in the manner set forth in the Servicing Agreement and shall be required to require that all offers be submitted to the Trustee in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount (subject to a cap of $2,500,000). Whether any cash offer constitutes a fair price for such Notes shall be determined by the Trustee; provided, that no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two bona fide other offers are received from independent third parties. In determining whether any offer received represents a fair price

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for such Notes, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with the Servicing Agreement within the preceding nine (9) month period or, in the absence of any such Appraisal, on a new Appraisal. The Trustee shall select the Appraiser conducting any such new Appraisal. In determining whether any such offer constitutes a fair price for such Notes, the Trustee shall instruct the Appraiser to take into account (in addition to the results of any Appraisal or updated Appraisal that it may have obtained pursuant to the Servicing Agreement), as applicable, among other factors, the period and amount of any delinquency on the affected Notes, the occupancy level and physical condition of the related Property and the state of the local economy. The Trustee may conclusively rely on the opinion of an Independent Appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Noteholders in connection with making such determination. Notwithstanding the foregoing, the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) shall not be permitted to sell the Non-Lead Securitization Notes if they become a Defaulted Mortgage Loan without the written consent of each Non-Lead Securitization Noteholder (provided that such consent is not required if such Non-Lead Securitization Noteholder is a Borrower Restricted Party) unless the Special Servicer has delivered to such Non-Lead Securitization Noteholder: (a) at least 15 Business Days’ prior written notice of any decision to attempt to sell the Non-Lead Securitization Notes; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least 10 days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the servicing file maintained by the Master Servicer and/or Special Servicer with respect to the Mortgage Loan reasonably requested by the Non-Lead Securitization Noteholder that are material to the price of the Non-Lead Securitization Notes and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Special Servicer in connection with the proposed sale; provided, that such Non-Lead Securitization Noteholder may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Servicing Agreement, each of the Controlling Noteholder, the Controlling Class Representative, any other Noteholder (or any controlling class representative or directing holder on its behalf under the Non-Lead Securitization Servicing Agreement) shall be permitted to bid at any sale of the Non-Lead Securitization Note unless such Person is a Borrower Restricted Party.

Each Non-Lead Noteholder hereby appoints the Lead Securitization Noteholder as its agent, and grants to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of soliciting and accepting offers for and consummating the sale of its Non-Lead Note. Each Non-Lead Noteholder further agrees that, upon the request of the Lead Securitization Noteholder, such Non-Lead Noteholder shall execute and deliver to or at the direction of Lead Securitization Noteholder such powers of attorney or other instruments as the Lead Securitization Noteholder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver its original Non-Lead Note endorsed in blank, to or at the direction of the Lead Securitization Noteholder in connection with the consummation of any such sale.

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The authority and obligation of the Lead Securitization Noteholder to sell each Non-Lead Note, and the obligations of each Non-Lead Noteholder to execute and deliver instruments or deliver its Non-Lead Note upon request of the Lead Securitization Noteholder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which no Note is held in a Securitization. The preceding sentence shall not be construed to grant to any Non-Lead Noteholder the benefit of any representation or warranty made by such seller or any document delivery obligation imposed on such seller under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by such seller in connection with the Lead Securitization.

(b)   The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement. Each Noteholder agrees to be bound by the terms of the Servicing Agreement. The Lead Securitization Noteholder (or the Master Servicer on its behalf) shall service the Mortgage Loan in accordance with the terms of this Agreement, including without limitation, the rights of the Controlling Noteholder set forth in Section 4(f) below and consistent with the Accepted Servicing Practices. Servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan, by the Special Servicer, in each case pursuant to the Servicing Agreement and consistent with the Accepted Servicing Practices. Notwithstanding anything to the contrary contained herein, in accordance with the Servicing Agreement, the Lead Securitization Noteholder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Accepted Servicing Practices, taking into account the interests of the Noteholders as a collective whole, in each case subject to the terms and conditions of this Agreement, and any Non-Lead Securitization Noteholder that is not a Borrower Restricted Party shall be deemed a third party beneficiary of such provisions of the Servicing Agreement. The foregoing provisions of this Section 4(b) shall not limit or modify the rights of the Controlling Noteholder and/or the Controlling Noteholder Representative to exercise their respective rights specifically set forth under this Agreement.

(c)    Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including, without limitation, Sections 4(f) and (5), if the Lead Securitization Noteholder in connection with a Workout of the Mortgage Loan modifies the terms thereof such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate or scheduled amortization payments on such Mortgage Loan are reduced, (iii) payments of interest or principal on such Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Interest Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan, such waiver, modification or amendment shall be effected, to the maximum extent reasonably possible, in a manner consistent with the payment priority set forth in Section 3(b), and to the extent it is not, payments to the Note A Holders, the Senior B Note Holders, Junior B Note Holders and the Note C Holders pursuant to Section 3 shall be made as though such Workout did not occur, with the payment terms of each Note remaining the same as they are on the date hereof, and, in any event, the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout shall be borne by the Noteholders in a manner consistent with the payment priorities in Section 3. Subject to the Servicing Agreement and this Agreement (including without limitation Sections 4(f) and 5), in the case of any modification or amendment described above, the Lead Securitization Noteholder will have the sole authority and ability to revise the payment provisions set forth in Section 3 above in

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a manner that reflects the subordination of the Senior B Notes, Junior B Notes and the C Notes to the A Notes, of the C Notes and Junior B Notes to the Senior B Notes and of the C Notes to the Junior B Notes with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the Percentage Interest of an A Note, and to increase or reduce, as applicable, the Percentage Interest of a Senior B Note, Junior B Note or a C Note, in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Interest Rate applicable to a Note in order to reflect a reduction in the Interest Rate of the Mortgage Loan but shall not be permitted to change the order of the clauses set forth in Section 3 hereof. Notwithstanding the foregoing, if any Workout, modification or amendment of the Mortgage Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment will be deemed not to be due on the original maturity date of the Mortgage Loan but will be deemed due on the extended maturity date of the Mortgage Loan.

(d)   All rights and obligations of the Lead Securitization Noteholder described hereunder may be exercised by the Master Servicer on behalf of the Lead Securitization Noteholder in accordance with the Servicing Agreement and this Agreement. Each Non-Lead Securitization Noteholder shall be provided access to any website that an investor would be permitted to access in accordance with the procedures set forth in the Servicing Agreement, it being understood and agreed that each Non-Lead Securitization Noteholder is subject to any restrictions on the access to such websites contained in the Servicing Agreement.

(e)    If any Note is included as an asset of a REMIC, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; (ii) any real property (and related personal property) acquired by or on behalf of the Noteholders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Borrower, or exercise or refrain from exercising any powers or rights which the Noteholders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three months after the earliest startup day of any REMIC which includes the Lead Securitization Note (or any portion thereof). The Noteholders agree that the provisions of this Section 4(e) shall be effected by compliance by the Lead Securitization Noteholder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Lead Securitization Noteholder’s interests therein. All costs and expenses of compliance with this Section 4(e), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne by each Noteholder with respect to the REMIC containing the Note owned by such Noteholder.

Anything herein or in the Servicing Agreement to the contrary notwithstanding, in the event that a Note is included in a REMIC and the other Notes are not, the other Noteholders

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shall not be required to reimburse such Noteholder that deposited its Note in the REMIC or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to either such other Noteholder be reduced to offset or make-up any such payment or deficit.

(f)    (i) Subject to clauses (ii) or (iii) below, with respect to any consent, modification, amendment or waiver under or other action in respect of the Mortgage Loan (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Major Decision, the Servicer shall provide the Controlling Noteholder (or its Controlling Noteholder Representative) with at least ten (10) Business Days (or, in the case of a determination of an Acceptable Insurance Default, 20 days) prior notice requesting consent to the requested Major Decision. The Servicer shall not take any action with respect to such Major Decision (or make a determination not to take action with respect to such Major Decision), unless and until the Special Servicer receives the written consent of the Controlling Noteholder (or its Controlling Noteholder Representative) before implementing a decision with respect to such Major Decision; provided that following the securitization of the Note that entitles its holder to be the Controlling Noteholder, the provisions of the Lead Servicing Agreement shall govern the consent and consultation rights under this Agreement.

(ii)       If the Lead Securitization Noteholder (or the Master Servicer acting on its behalf) has not received a response from the Controlling Noteholder (or its Controlling Noteholder Representative) with respect to such Major Decision within five (5) Business Days after delivery of the notice of a Major Decision, the Lead Securitization Noteholder (or the Special Servicer acting on its behalf) shall deliver an additional copy of the notice of a Major Decision in all caps bold 14-point font: “THIS IS A SECOND NOTICE. FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS OF THIS SECOND NOTICE WILL RESULT IN A LOSS OF YOUR RIGHT TO CONSENT WITH RESPECT TO THIS DECISION.” and if the Controlling Noteholder (or its Controlling Noteholder Representative) fails to respond to the Lead Securitization Noteholder (or the Special Servicer acting on its behalf) with respect to any such proposed action within five (5) Business Days after receipt of such second notice, the Controlling Noteholder (or its Controlling Noteholder Representative), as applicable, shall have no further consent rights with respect to the specific action set forth in such notice. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the Accepted Servicing Practices, the Master Servicer may take actions with respect to such Property before obtaining the consent of the Controlling Noteholder (or its Controlling Noteholder Representative) if the Master Servicer reasonably determines in accordance with the Accepted Servicing Practices that failure to take such actions prior to such consent would materially and adversely affect the interest of the Noteholders as a collective whole, and the Master Servicer has made a reasonable effort to contact the Controlling Noteholder. The foregoing shall not relieve the Lead Securitization Noteholder (or a Servicer acting on its behalf) of its duties to comply with the Accepted Servicing Practices.

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(iii)       Notwithstanding the foregoing, the Lead Securitization Noteholder (or any Servicer acting on its behalf) shall not follow any advice or consultation provided by the Controlling Noteholder (or its Controlling Noteholder Representative) that would require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate any applicable law, including the REMIC Provisions, be inconsistent with the Accepted Servicing Practices, require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate provisions of this Agreement or the Servicing Agreement, require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate the terms of the Mortgage Loan, or materially expand the scope of the Lead Securitization Noteholder’s (or any Servicer acting on its behalf) responsibilities under this Agreement or the Servicing Agreement.

Following the occurrence and during the continuance of a C Note Control Appraisal Period, the Special Servicer shall be required to (A) provide copies to each Senior Noteholder that is a Non-Controlling Noteholder of any notice, information and report that is required to be provided to the Controlling Noteholder pursuant to the Servicing Agreement with respect to any Major Decisions, or the implementation of any recommended actions outlined in an Asset Status Report, within the same time frame that such notice, information and report is required to be provided to the Controlling Noteholder, and (B) consult with each Senior Noteholder that is a Non-Controlling Noteholder or its representative on a strictly non-binding basis, to the extent having received such notices, information and reports, any such Non-Controlling Noteholder requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such Non-Controlling Noteholder or its representative; provided that after the expiration of a period of ten (10) Business Days from the delivery to any such Non-Controlling Noteholder by the Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Special Servicer shall no longer be obligated to consult with such Non-Controlling Noteholder, whether or not such Non-Controlling Noteholder has responded within such ten (10) Business Day period. Notwithstanding the consultation rights of any Senior Noteholder that is a Non-Controlling Noteholder set forth in the immediately preceding sentence, the Special Servicer may make any Major Decision or take any recommended action outlined in an asset status report before the expiration of the aforementioned ten (10) Business Day period if the Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the Noteholders. In no event shall the Special Servicer be obligated at any time to follow or take any alternative actions recommended by a Non-Controlling Noteholder.

The Noteholders acknowledge that the Lead Securitization Servicing Agreement may contain certain provisions that give the Controlling Noteholder certain non-binding consultation rights with respect to Major Decisions related to compliance with the Risk Retention Rules applicable to the Lead Securitization.

(g)   The Master Servicer or Special Servicer shall obtain Appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Servicing Agreement.

(h)   Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, if at any time a Borrower Restricted Party is a Noteholder (a “Borrower Party Noteholder”), then (i) such Borrower Party Noteholder shall not have any rights as a Controlling Noteholder or a Controlling Class Representative, (ii) such Borrower Party Noteholder shall have

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no right to appoint or terminate the Master Servicer or Special Servicer, (iii) such Borrower Party Noteholder shall have no right to consult with or advise the Master Servicer or Special Servicer, and shall have no right to review and approve or comment on any Asset Status Report and (iv) in each and every instance where, pursuant to this Agreement or the Servicing Agreement, the Master Servicer or Special Servicer must take into account the interests of each Noteholder (or words of similar import), such consideration shall be given to the Borrower Party Noteholder only in its capacity as a holder of the applicable Note.

Section 5.                Appointment of Controlling Noteholder Representative.

(a)    The Controlling Noteholder shall have the right at any time to appoint a controlling noteholder representative to exercise its rights hereunder (the “Controlling Noteholder Representative”). The Controlling Noteholder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Noteholder Representative. When exercising its various rights under Section 4 and elsewhere in this Agreement, the Controlling Noteholder may, at its option, in each case, act through the Controlling Noteholder Representative. The Controlling Noteholder Representative may be any Person (other than a Borrower Restricted Party), including, without limitation, the Controlling Noteholder, any officer or employee of the Controlling Noteholder, any Affiliate of the Controlling Noteholder or any other unrelated third party. No such Controlling Noteholder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Noteholder). All actions that are permitted to be taken by the Controlling Noteholder under this Agreement may be taken by the Controlling Noteholder Representative acting on behalf of the Controlling Noteholder and other Noteholders (and any Servicer) will accept such actions of the Controlling Noteholder Representative as actions of the Controlling Noteholder. The Lead Securitization Noteholder (or any Servicer on its behalf) shall not be required to recognize any Person as a Controlling Noteholder Representative until the Controlling Noteholder has notified the Lead Securitization Noteholder (and any Servicer) of such appointment and, if the Controlling Noteholder Representative is not the same Person as the Controlling Noteholder, the Controlling Noteholder Representative provides the Lead Securitization Noteholder (and any Servicer) with written confirmation of its acceptance of such appointment, an address, any fax number and any email address for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses, telephone numbers, any fax numbers and any email addresses). The Controlling Noteholder shall promptly deliver such information to any Servicer. None of the Master Servicers and Trustee shall be required to recognize any person as a Controlling Noteholder Representative until they receive such information from the Controlling Noteholder. The Controlling Noteholder agrees to inform each such Servicer or Trustee of the then-current Controlling Noteholder Representative.

(b)   Neither the Controlling Noteholder Representative nor the Controlling Noteholder will have any liability to any other Noteholder or any other Person for any action taken, or for refraining from the taking of any action pursuant to this Agreement or the Servicing Agreement, or for errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Noteholders agree that the Controlling Noteholder Representative and the Controlling Noteholder may take or refrain from taking actions that favor the interests of one Noteholder over any other Noteholder, and that the Controlling Noteholder Representative may have special relationships and interests that conflict with the

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interests of a Noteholder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Noteholder Representative or such Controlling Noteholder, as the case may be, agree to take no action against the Controlling Noteholder Representative, such Controlling Noteholder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Noteholder Representative nor such Controlling Noteholder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of any Noteholder.

(c)    If the holder of Note C-1 is the Controlling Noteholder, the other Noteholders acknowledge and agree all of the aforementioned rights and obligations of the Controlling Noteholder and the Controlling Noteholder Representative set forth in Sections 4(f) and this Section 5 shall be exercisable by the applicable Person specified in the Servicing Agreement as and to the extent set forth in the Servicing Agreement.

Section 6.                Special Servicer. The Controlling Noteholder (or its Controlling Noteholder Representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), shall have the right, at any time from time to time, to appoint a replacement Special Servicer with respect to the Mortgage Loan. The Controlling Noteholder (or its Controlling Noteholder Representative) shall be entitled to terminate the rights and obligations of the Special Servicer under the Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior written notice to the Special Servicer (provided, however, that the Controlling Noteholder and/or Controlling Noteholder Representative shall not be liable for any termination or similar fee in connection with the removal of the Special Servicer in accordance with this Section 6); such termination not be effective unless and until (A) each Rating Agency delivers a Rating Agency Confirmation (to the extent any portion of the Mortgage Loan has been securitized); (B) the initial or successor Special Servicer has assumed in writing (from and after the date such successor Special Servicer becomes the Special Servicer) all of the responsibilities, duties and liabilities of the Special Servicer under the Servicing Agreement from and after the date it becomes the Special Servicer as they relate to the Mortgage Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; and (C) the Trustee shall have received an opinion of counsel reasonably satisfactory to the Trustee to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with the Servicing Agreement, (y) such replacement will be bound by the terms of the Servicing Agreement with respect to such Mortgage Loan and (z) subject to customary qualifications and exceptions, the applicable Servicing Agreement will be enforceable against such replacement in accordance with its terms. The Lead Securitization Noteholder shall promptly provide copies to any terminated Special Servicer of the documents referred to in the preceding sentence. The Lead Securitization Noteholder will reasonably cooperate with the Controlling Noteholder in order to satisfy the foregoing conditions, including the Rating Agency Confirmation.

Section 7.                Payment Procedure.

(a)    The Lead Securitization Noteholder (or the Master Servicer on its behalf), in accordance with the priorities set forth in Section 3 and subject to the terms of the Servicing

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Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Collection Account or Companion Distribution Account for the Notes established pursuant to the Servicing Agreement. The Lead Securitization Noteholder (or the Master Servicer on its behalf) shall establish a segregated sub-account for amounts due to each Noteholder. The Lead Securitization Noteholder (or the Master Servicer acting on its behalf) shall deposit such amounts to the applicable account within two (2) Business Days following the Lead Securitization Noteholder’s (or the Master Servicer’s acting on its behalf) receipt of properly identified and available funds from or on behalf of the Borrower.

(b)   If the Lead Securitization Noteholder (or the Master Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of a Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Borrower or paid to such Noteholder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Noteholder (or the Master Servicer on its behalf) shall not be required to distribute any portion thereof to such Noteholder and such Noteholder will promptly on demand by the Lead Securitization Noteholder (or the Master Servicer on its behalf) repay to the Lead Securitization Noteholder (or the Master Servicer on its behalf) any portion thereof that the Lead Securitization Noteholder (or the Master Servicer on its behalf) shall have theretofore distributed to such Noteholder, together with interest thereon at such rate, if any, as the Lead Securitization Noteholder shall have been required to pay to the Borrower, the Master Servicer, Special Servicer, any other Noteholder or such other Person with respect thereto.

(c)    If, for any reason, the Lead Securitization Noteholder (or the Master Servicer on its behalf) makes any payment to any other Noteholder before the Lead Securitization Noteholder (or the Master Servicer on its behalf) has received the corresponding payment (it being understood that the Lead Securitization Noteholder (or the Master Servicer on its behalf) is under no obligation to do so), and the Lead Securitization Noteholder (or the Master Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to such other Noteholder, then such other Noteholder will, at the Lead Securitization Noteholder’s (or the Master Servicer’s on its behalf) request, promptly return that payment to the Lead Securitization Noteholder (or the Master Servicer on its behalf).

(d)   Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Lead Securitization Noteholder (or the Master Servicer on its behalf) subject to this Agreement and the Servicing Agreement and to be distributed pursuant to the terms of this Agreement. The Lead Securitization Noteholder (or the Master Servicer on its behalf) shall have the right to offset any amounts due hereunder from any other Noteholder, as applicable, with respect to the Mortgage Loan against any future payments due to such other Noteholder, as applicable, under the Mortgage Loan, provided, that each Noteholder’s obligations under this Section 6 are separate and distinct obligations from one another and in no event shall the Lead Securitization Noteholder (or the Master Servicer on its behalf) enforce the obligations of one Noteholder against another Noteholder. Each Noteholder’s obligations under this Section 6 constitute absolute, unconditional and continuing obligations.

Section 8.

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Limitation on Liability of the Noteholders. No Noteholder (including any Servicer on a Noteholder’s behalf, but only to the extent that the Servicing Agreement does not impose any other standard upon any Servicer, in which case the Servicing Agreement shall control) shall have any liability to any other Noteholder except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Noteholder.

Each Subordinate Noteholder acknowledges that, subject to the terms and conditions hereof and the obligation of the Lead Securitization Noteholder (including any Servicer) to comply with, and except as otherwise required by, the Accepted Servicing Practices, the Lead Securitization Noteholder (including any Servicer) may exercise, or omit to exercise, any rights that the Lead Securitization Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of such Subordinate Noteholder and that the Lead Securitization Noteholder (including any Servicer) shall have no liability whatsoever to such Subordinate Noteholder in connection with the Lead Securitization Noteholder’s exercise of rights or any omission by the Lead Securitization Noteholder to exercise such rights other than as described above; provided, however, that such Servicer must act in accordance with the Accepted Servicing Practices.

Each Subordinate Noteholder acknowledges that, subject to the terms and conditions hereof and the obligation of any Non-Lead Securitization Noteholder (including any Non-Lead Servicer) to comply with, and except as otherwise required by, the Accepted Servicing Practices (as if such standard was applicable to any Non-Lead Securitization Noteholder as a “servicer” thereunder), each Non-Lead Securitization Noteholder (including any Non-Lead Servicer) may exercise, or omit to exercise, any rights that such Non-Lead Securitization Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of such Subordinate Noteholder and that any Non-Lead Securitization Noteholder (including any Non-Lead Servicer) shall have no liability whatsoever to such Subordinate Noteholder in connection with any Non-Lead Securitization Noteholder’s exercise of rights or any omission by a Non-Lead Securitization Noteholder to exercise such rights other than as described above; provided, however, that the Non-Lead Servicer must act in accordance with the servicing standard under the Non-Lead Securitization Servicing Agreement.

Each Noteholder acknowledges that, subject to the terms and conditions hereof, any other Noteholder may exercise, or omit to exercise, any rights that such Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of each other Noteholder and that such Noteholder shall have no liability whatsoever to any other Noteholder in connection with such Noteholder’s exercise of rights or any omission by such Noteholder to exercise such rights; provided, however, that such Noteholder shall not be protected against any liability to any other Noteholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence.

Section 9.                Bankruptcy. Subject to the provisions of Section 4(f) hereof and the Accepted Servicing Practices, each Noteholder hereby covenants and agrees that only the Lead Securitization Noteholder (or the Master Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency

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Proceeding with respect to or against the Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Borrower. Subject to the provisions of Section 4(f) hereof and the Accepted Servicing Practices, each Noteholder further agrees that only the Lead Securitization Noteholder, as a creditor, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. Subject to the provisions of Section 4(f), the Noteholders hereby appoint the Lead Securitization Noteholder as their agent, and grant to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Noteholders (including the Controlling Noteholder) in connection with any case by or against the Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Noteholders, hereby agree that, upon the request of the Lead Securitization Noteholder but subject to the provisions of Section 4(f), each other Noteholder shall execute, acknowledge and deliver to the Lead Securitization Noteholder all and every such further deeds, conveyances and instruments as the Lead Securitization Noteholder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by any Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Accepted Servicing Practices.

Section 10.            Representations of the Subordinate Noteholder. Each Subordinate Noteholder represents, solely as to itself and its Subordinate Note, and it is specifically understood and agreed, that it is acquiring such Note for its own account in the ordinary course of its business and none of the other Noteholders shall have any liability or responsibility to such Subordinate Noteholder except (i) as expressly provided herein or (ii) for actions that are taken or omitted to be taken by such other Noteholder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. Each Subordinate Noteholder represents and warrants solely as to itself that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene its charter or any law or contractual restriction binding upon such Subordinate Noteholder, and that this Agreement is the legal, valid and binding obligation of such Subordinate Noteholder enforceable against such Subordinate Noteholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Subordinate Noteholder represents and warrants solely as to itself that it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to perform its obligations hereunder. Each Subordinate Noteholder represents and warrants as to itself that (a) this Agreement has been duly executed and delivered by such Subordinate Noteholder, (b) to such Subordinate Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this

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Agreement by such Subordinate Noteholder have been obtained or made and (c) to such Subordinate Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Subordinate Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Each Subordinate Noteholder acknowledges that no other Noteholder owes such Subordinate Noteholder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein, need not consult with such Subordinate Noteholder with respect to any action taken by such other Noteholder, as applicable, in connection with the Mortgage Loan.

Each Subordinate Noteholder expressly and irrevocably waives for itself and any Person claiming through or under such Subordinate Noteholder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan noteholder the right to initiate any loan enforcement or foreclosure proceedings.

Section 11.            Representations of each Initial Noteholder. Each Initial Noteholder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Noteholder’s charter or any law or contractual restriction binding upon such Noteholder and that this Agreement is the legal, valid and binding obligation of such Noteholder as applicable enforceable against it in accordance with its terms. Each Initial Noteholder represents and warrants that it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its respective business. Each Initial Noteholder represents and warrants that (a) this Agreement has been duly executed and delivered by such Noteholder, (b) to such Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Noteholder have been obtained or made and (c) to such Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Each Initial Noteholder acknowledges that no other Noteholder owes such Noteholder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein or in the Servicing Agreement, need not consult with such Noteholder with respect to any action taken by such Noteholder in connection with the Mortgage Loan.

Section 12.            Independent Analysis of the Subordinate Noteholders. The Subordinate Noteholders each acknowledge that it has, independently and without reliance upon any Initial Noteholder, except with respect to the representations and warranties provided by an Initial Noteholder herein and in any documents or instruments executed and delivered by the such Initial Noteholder in connection herewith (including the representations and warranties provided in the agreement pursuant to which it acquired its Subordinate Note), and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase such Subordinate Note and such Subordinate Noteholder accepts responsibility therefor.

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The Subordinate Noteholders each hereby acknowledge that, other than the representations and warranties provided herein and in such other documents or instruments, no Initial Noteholder has made any representations or warranties with respect to the Mortgage Loan, subject to such representations and warranties as provided by such Initial Noteholder herein and in such other documents and instruments, and that no Initial Noteholder shall have any responsibility for (i) the collectability of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to an Initial Noteholder in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Borrower. Each Subordinate Noteholder assumes all risk of loss in connection with its Note except as specifically set forth herein.

Section 13.            No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between or among any of the Noteholders as a partnership, association, joint venture or other entity. None of the Noteholders shall have any obligation whatsoever to offer to any other Noteholder the opportunity to purchase a Note interest in any future loans originated by such Noteholder or its Affiliates, and if such Noteholder chooses to offer to any other Noteholder the opportunity to purchase a Note interest in any future mortgage loans originated by the such Noteholder or their respective Affiliates, such offer shall be at such purchase price and interest rate as the offering Noteholder chooses, in its sole and absolute discretion. No Noteholder shall have any obligation whatsoever to purchase from any other Noteholder an interest in any future loans originated by such Noteholder or their respective Affiliates.

Section 14.            Not a Security. No Note shall be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

Section 15.            Other Business Activities of the Noteholders. Each Noteholder acknowledges that each other Noteholder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, (i) (a) the Borrower or (b) any direct or indirect parent of the Borrower or (c) any Affiliate of the Borrower or (d) any Affiliate of any direct or indirect parent of the Borrower, (ii) any entity that is a holder of debt secured by direct or indirect ownership interests in the Borrower or any Affiliate of the holder of such debt, or (iii) any entity that is a holder of a preferred equity interest in the Borrower or any Affiliate of a holder of such preferred equity (each, a “Borrower Related Party”), and receive payments on such other loans or extensions of credit to Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 16.            Sale of the Notes.

(a)    Each Note C Holder agrees that it will not Transfer all or any portion of its Note except in accordance with this Section 16. The Note C Holders shall have the right, without the need to obtain the consent of any other Noteholder or any other Person, to Transfer 49% or less (in the aggregate) of its interest in its Note to any Person, provided that any such Transfer shall be made in accordance with the terms of this Section 16. Each Note C Holder shall have the right to Transfer its entire Note or any portion thereof exceeding 49%, (i) to a Qualified Institutional

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Lender, provided, that promptly after the Transfer each Senior Noteholder is provided with (x) a representation from a transferee or such Note C Holder certifying that such transferee is a Qualified Institutional Lender, and (y) a copy of the assignment and assumption agreement referred to in Section 17 and provided, further, that such transfer would not cause such Note to be held by more than five persons nor cause there to be no one person owning a majority of such Note and (ii) to an entity that is not a Qualified Institutional Lender, provided that with respect to this clause (ii), such Note C Holder obtains (1) prior to the Lead Securitization Date, the consent of the Lead Securitization Noteholder and each other Senior Noteholder, each such consent not to be unreasonably withheld, conditioned or delayed, and (2) after the Lead Securitization Date, Rating Agency Confirmation (and for avoidance of doubt, no consent of the Lead Securitization Noteholder or other Senior Noteholder shall be required after the closing of the Lead Securitization); provided that in each of case (1) and (2), (x) promptly after the Transfer each Senior Noteholder is provided with a copy of the assignment and assumption agreement referred to in Section 17 and (y) such transfer would not cause the subject Note to be held by more than five persons; and provided further, however, that if such transfer would cause there to be no one person owning a majority of the subject Note, then such transfer will not be permitted unless persons owning a majority of the subject Note designate one of such persons to act on behalf of such persons owning such majority. If the subject Note is held by more than one Noteholder at any time, the holders of a majority of interest in the subject Note shall immediately appoint a representative to exercise all rights of such Note C Holder hereunder. Notwithstanding the foregoing, without the Lead Securitization Noteholder’s prior consent, which may be withheld in the Lead Securitization Noteholder’s sole and absolute discretion, no Note C Holder shall Transfer all or any portion of its Note to a Borrower Restricted Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The Note C Holders agree they will pay the expenses of the Lead Securitization Noteholder (including all expenses of the Master Servicer and the Special Servicer) and the Non-Lead Securitization Noteholders (including all expenses of the related Non-Lead Master Servicer and the related Non-Lead Special Servicer) in connection with any such Transfer.

(b)   All Transfers under Section 16(a) shall be made upon written notice to the Senior Noteholders not later than the date of such Transfer, and each transferee shall (i) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the applicable Note C Holder hereunder with respect to its Note from and after the date of such assignment (or, in the case, of a pledge, collateral assignment or other encumbrance made in accordance with Section 16(e) by such Note C Holder of its Note solely as security for a loan to such Note C Holder made by a third-party lender whereby such Note C Holder remains fully liable under this Agreement, on or before the date on which such third-party lender succeeds to the rights of such Note C Holder by foreclosure or otherwise, such third-party lender executes an agreement that such lender shall be bound by the terms and provisions of this Agreement and the obligations of such Note C Holder hereunder) and (ii) agree in writing to be bound by the Servicing Agreement, unless the Servicing Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor in accordance with the provisions hereof. Upon the consummation of a Transfer of all or any portion of a C Note in accordance with this Agreement, the transferring Person shall be released from all liability arising under this Agreement with respect to such C Note (or the portion thereof that was the subject of such Transfer), for the period after the effective date of such Transfer (it being understood and agreed that the foregoing

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release shall not apply in the case of a sale, assignment, transfer or other disposition of a participation interest in the subject C Note as described in clause (c) below). In connection with any such permitted transfer of a portion of a C Note and for all purposes of this Agreement, each Senior Noteholder need only recognize the majority holder of such C Note for purposes of notices, consents and other communications between the Noteholders, and such majority holder of the subject C Note shall be the only Person authorized hereunder to exercise any rights of such Note C Holder under this Agreement; provided, however, the majority holder of the subject C Note may from time to time designate any other Person as an additional party entitled to receive notices, consents and other communications and/or to exercise rights on behalf of such Note C Holder hereunder by delivering written notice thereof to each Senior Noteholder, and, from and after delivery of such notice, such designee shall be so authorized hereunder and shall be the only party entitled to receive such notices, consents and such other communications and/or to exercise such rights.

(c)    In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) the other Noteholders and any Persons acting on their behalf shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, and (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold such participation interest; provided, however, that if the applicable participant is a Qualified Institutional Lender (and delivers to the other Noteholders a certification from an authorized officer confirming its status as a Qualified Institutional Lender), such Noteholder, by written notice to the other Noteholders, may delegate to such participant such Noteholder’s right (if any) to exercise the rights of the Controlling Noteholder or a Non-Controlling Noteholder, as applicable, hereunder and under the Servicing Agreement.

(d)   Each of the Senior Noteholders shall have the right to Transfer all or any portion of its Senior Note without the prior consent of any other Noteholder (i) with respect to each Senior Note prior to an Event of Default, to any party other than a Borrower Restricted Party and (ii) after an Event of Default, to any party, including a Borrower Restricted Party; provided, however, that (1) the Senior Noteholder must notify each Rating Agency and each other Noteholder before transfer to a Borrower Restricted Party, and (2) following such Transfer of any Senior Note, the Mortgage Loan continues to be serviced in its entirety pursuant to the Servicing Agreement by a Servicer unaffiliated with the Borrower. For the avoidance of doubt, no Noteholder or the Master Servicer shall have any right to Transfer or cause the Transfer of any other Note.

(e)    Notwithstanding any other provision hereof, any Noteholder may pledge (a “Pledge”) its Note to any entity (other than the Borrower or any Affiliate thereof) which has extended a credit or repurchase facility to such Noteholder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 16(e), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any person which Controls such Noteholder that is secured by such Noteholder’s interest in the applicable Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender

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may not take title to the pledged Note without (a) prior to the first Securitization of any Note, the consent of each other Noteholder and (b) after the closing of the first Securitization of any Note, Rating Agency Confirmation. Upon written notice by the applicable Noteholder to each other Noteholder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each other Noteholder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) Business Days to cure a default by the pledging Noteholder in respect of its obligations to each other Noteholder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Noteholder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Noteholder and accept any cure thereof by such Note Pledgee which such pledging Noteholder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Noteholder; (v) that such other Noteholder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (vi) that, upon written notice (a “Redirection Notice”) to each other Noteholder and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods, under the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases each other Noteholder and any Servicer from any liability to the pledging Noteholder on account of any Noteholder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or any such other Noteholder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Noteholder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Noteholders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Noteholder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 16(e) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(f)    Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Noteholder then such

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Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)            The loan (the “Conduit Inventory Loan”) made by the Conduit to such Noteholder to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)            The Conduit Credit Enhancer and conduit manager (if Moody’s rates the Securitization) will be a Qualified Institutional Lender;

(iii)            Such Noteholder will pledge (or sell, transfer or assign as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)            The Conduit Credit Enhancer and the Conduit will agree that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note to the Conduit Credit Enhancer; and

(v)            Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the consent of each other Noteholder, have any greater right to acquire the interests in the Note pledged by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 17.            Registration of Transfer. In connection with any Transfer of a Note (but excluding (x) any participant and (y) any Note Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restriction on Transfers set forth in Section 15, from and after the date of such assignment. Notwithstanding the preceding sentence, a Trustee shall not be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Servicing Agreement. In connection with a Transfer of a Note, the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 15 and this Section 17. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and any other Noteholder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement. Upon a Securitization of the Lead Securitization Note, the Certificate Administrator shall automatically become and be the Agent.

Section 18.            Registration of the Notes. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The

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Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 17, and the principal amounts (and stated interest) of the Note owing to each such Noteholder, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Initial Noteholders who may hold their Notes through a nominee. Upon request of a Noteholder, the Agent shall provide such party with the names and addresses of the Noteholders. To the extent another party is appointed as Agent hereunder, the Noteholders hereby designate such person as its agent under this Section 18 solely for purposes of maintaining the Note Register. The parties intend for the Notes to be in registered form for federal income tax purposes under Section 5f.103-1(c) of the United States Treasury Regulations.

Section 19.            Statement of Intent. The Agent and each Noteholder intend that the Notes be classified, and the arrangement hereby be maintained, in a manner consistent with rules applicable to a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation among the parties.

Section 20.            No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in the Mortgage Loan by the Noteholders. Except as otherwise provided in this Agreement and the Servicing Agreement, no Non-Lead Securitization Noteholder shall have any interest in any property taken as security for the Mortgage Loan, provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be received, then each Non-Lead Securitization Noteholder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement.

Section 21.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 22.            Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)    SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-

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EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)   CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)    AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)   AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 23.            Modifications; Amendment. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Noteholder. Additionally, for as long as any Note is contained in a Securitization Trust, the Noteholders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification or amendment (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Servicing Agreement, (ii) entered into pursuant to Section 35 of this Agreement or (iii) to correct or supplement any provision herein that may be defective or inconsistent with any other provisions of this Agreement.

Section 24.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 15, each Noteholder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Noteholder hereunder, including, without limitation, the right to make further assignments and grant additional Notes.

Section 25.            Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement (and, to the extent permitted under applicable law, each officer’s certificate, receipt or similar closing document delivered in connection with the closing of this transaction) in Portable Document Format (PDF),

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Tagged Image File Format (TIF or TIFF), ..JPG or .JPEG file format, or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 26.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 27.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 28.            Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 29.            Withholding Taxes.

(a)    If the Lead Securitization Noteholder or the Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Non-Lead Securitization Noteholder with respect to the Mortgage Loan as a result of such Non-Lead Securitization Noteholder constituting a Non-Exempt Person, the Lead Securitization Noteholder, or the Master Servicer on its behalf, shall be entitled to do so with respect to such Non-Lead Securitization Noteholder’s interest in such payment (all amounts so withheld being deemed paid to such Non-Lead Securitization Noteholder), provided that the Lead Securitization Noteholder shall furnish such Non-Lead Securitization Noteholder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Non-Lead Securitization Noteholder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Non-Lead Securitization Noteholder is subject to tax.

(b)   The Non-Lead Securitization Noteholders shall and hereby agrees to indemnify the Lead Securitization Noteholder against and hold the Lead Securitization Noteholder harmless from and against any Taxes, interest, penalties and reasonable attorneys’ fees, expenses and disbursements arising or resulting from any failure of the Lead Securitization Noteholder (or the Master Servicer on its behalf) to withhold Taxes from payment made to any Non-Lead Securitization Noteholder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Non-Lead Securitization Noteholder to the Lead Securitization Noteholder in connection with the obligation of the Lead Securitization Noteholder to withhold Taxes from payments made to such Non-Lead Securitization Noteholder, it being expressly understood and agreed that (i) the Lead Securitization Noteholder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Non-Lead Securitization Noteholder shall, upon

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request of the Lead Securitization Noteholder, at its sole cost and expense, defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization.

(c)    Each Non-Lead Securitization Noteholder represents to the Lead Securitization Noteholder (for the benefit of the Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Noteholder nor the Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. From time to time as necessary during the term of this Agreement, any Non-Lead Securitization Noteholder (if not included at such time in the Lead Securitization Trust) shall deliver to the Lead Securitization Noteholder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Noteholder substantiating that such Non-Lead Securitization Noteholder is not a Non-Exempt Person and that the Lead Securitization Noteholder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if any Non-Lead Securitization Noteholder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder an Internal Revenue Service Form W-9 and (ii) if any Non-Lead Securitization Noteholder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Non-Lead Securitization Noteholder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments), Form W-8BEN-E or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Non-Lead Securitization Noteholder, as evidence of such Non-Lead Securitization Noteholder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Noteholder shall not be obligated to make any payment hereunder to any Non-Lead Securitization Noteholder in respect of its respective Non-Lead Securitization Note or otherwise until such Non-Lead Securitization Noteholder shall have furnished to the Lead Securitization Noteholder the requested forms, certificates, statements or documents.

Section 30.            Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the Notes) will be held by the Lead Securitization Noteholder (or a custodian acting on behalf of the Lead Securitization Noteholder) who shall act as secured party under the Mortgage Loan Documents on behalf of the registered holders of the Notes. Notwithstanding anything to the contrary in this Agreement, upon the Lead Securitization, the originals of all of the Mortgage Loan Documents (other than the Notes) shall be held by the Custodian. Each Note shall be held by the respective Noteholder or a custodian appointed by such Noteholder.

Section 31.            Notices. All notices required hereunder shall be given by (i) writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if a party has provided a facsimile number, (iii) reputable overnight delivery service (charges prepaid), (iv) sent by electronic mail containing language requesting the recipient to confirm receipt thereof if a party has provided an electronic mail address and only if such electronic mail is promptly followed by a written notice or (v) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other

74

address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Lead Securitization Noteholder (or any Servicer on its behalf) to the Controlling Noteholder (or its Controlling Noteholder Representative), or by the Controlling Noteholder (or its Controlling Noteholder Representative) to the Lead Securitization Noteholder (or any Servicer on its behalf), shall also be delivered by the applicable party to each other Noteholder.

Section 32.            Broker. Each Noteholder represents to each other Noteholder that no broker was responsible for bringing about this transaction.

Section 33.            Certain Matters Affecting the Agent.

(a)    The Noteholders hereby appoint the Agent to act on their behalf, and the Agent shall act on behalf of the Noteholders;

(b)   The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 17;

(c)    The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(d)   The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(e)    The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Securities Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(f)    The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 17; and

(g)   The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 34.            Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Securitization Noteholder. In the event that the Agent is terminated pursuant to this Section 34, all of its rights and obligations under this

75

Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Noteholders, has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. CREFI, as Initial Agent, may transfer its rights and obligations to a Servicer, as successor Agent, at any time without the consent of any Noteholder. CREFI, as Initial Agent, shall promptly and diligently attempt to cause such Servicer to act as successor Agent, and, if such Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. Notwithstanding the foregoing, the Noteholders hereby agree that, simultaneously with the closing of the Lead Securitization, the Certificate Administrator shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of the Initial Agent or any successor thereto prior to such Securitization without any further notice or other action. The termination or resignation of the Certificate Administrator, as Certificate Administrator under the Servicing Agreement, shall be deemed a termination or resignation of such Certificate Administrator as Agent under this Agreement.

Section 35.            Resizing and Reallocation. (a) In connection with the Mortgage Loan, each Noteholder agrees, subject to clause (iii) below in this paragraph, that if a Senior Noteholder determines that it is advantageous to resize one or more of its Senior Notes by causing the Borrower to execute amended and restated or additional pari passu notes (in either case, “Pari Passu New Notes”) reallocating the principal of such Senior Note to such Pari Passu New Notes, each Noteholder other than the resizing Noteholder shall cooperate with the resizing Noteholder to effect such resizing at such resizing Noteholder’s expense; provided that (i) the aggregate principal balance of all outstanding Pari Passu New Notes following the creation thereof is no greater than the principal balance of such Senior Note or Senior Notes immediately prior to the creation of the Pari Passu New Notes, (ii) the weighted average Interest Rate of all outstanding Pari Passu New Notes (based on the relative principal balance of such Pari Passu New Notes) following the creation thereof is the same as the Interest Rate of the related Senior Note or Senior Notes immediately prior to the creation of the Pari Passu New Notes, and (iii) no such resizing shall (x) change the interest allocable to, or the amount of any payments due to, any other Noteholder, or priority of such payments, or (y) increase any other Noteholder’s obligations or decrease any other Noteholder’s rights, remedies or protections. In connection with any resizing of a Senior Note, the related Senior Noteholder may allocate its rights hereunder among the Pari Passu New Notes in any manner in its sole discretion.

(b) Further in connection with the Mortgage Loan, each Noteholder agrees, subject to clause (iii) below in this paragraph, upon request of the depositor for the Lead Securitization, to cooperate with such depositor and the Lead Securitization Noteholder to cause the Borrower to execute amended and restated and/or additional notes (in either case, “Reallocated New Notes” and, together with the Pari Passu New Notes, the “New Notes”), and to itself execute such Reallocated New Notes, to reallocate principal between the A Notes and the Senior B Notes; provided that (i) the aggregate principal balance of all outstanding Reallocated New Notes following the creation thereof is the same as the aggregate principal balance of the A Notes and the Senior B Notes immediately prior to the creation of the Reallocated New Notes, (ii) any reallocation of principal between the A Notes and the Senior B Notes will result in an increase or

76

decrease, as applicable, in each and every A Note in the same proportion, and in each and every Senior B Note in the same proportion, and (iii) no such resizing shall, considering the A Notes and the Senior B Notes in the aggregate, (x) change the aggregate interest allocable to, or the aggregate amount of any payments due to, the holders of the A Notes and the Senior B Notes, or priority of such payments, or (y) increase any obligations or decrease any rights, remedies or protections afforded to the holders of the A Notes and the Senior B Notes.

Section 36.            Conflict. To the extent of any inconsistency between the Servicing Agreement, on one hand, and this Agreement, on the other, this Agreement shall control.

Section 37.            Electronic Signatures. Each of the parties hereto agrees that the transaction consisting of this Agreement (and, to the extent permitted under applicable law, each officer’s certificate, receipt or similar closing document delivered in connection with the closing of this transaction) may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement (or, if applicable, such closing document) using an electronic signature, it is signing, adopting, and accepting this Agreement or such closing document and that signing this Agreement or such closing document using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement or such closing document on paper. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Initial Noteholders and Initial Agent have caused this Agreement to be duly executed as of the day and year first above written.

CITI REAL ESTATE FUNDING INC., as Initial Noteholder of Note A-5, Note A-9, Note B-5-A, Note B-9-A and Note B-5-B

By:	/s/ Sana Petersen
Name: Sana Petersen
Title: Vice President

BX 2020-VIV2 – Amended and Restated Co-Lender Agreement

BARCLAYS CAPITAL REAL ESTATE INC., as Initial Noteholder of Note A-6, Note B-6-A and Note B-6-B

By:	/s/ Daniel Schmidt
Name: Daniel Schmidt
Title: Authorized Signatory

BX 2020-VIV2 – Amended and Restated Co-Lender Agreement

BARCLAYS BANK PLC, as Initial Noteholder of Note A-10 and Note B-10-A

By:	/s/ David Kung
Name: David Kung
Title: Authorized Signatory

BX 2020-VIV2 – Amended and Restated Co-Lender Agreement

GERMAN AMERICAN CAPITAL CORPORATION, as Initial Noteholder of Note A-7, Note B-7-A and Note B-7-B

By:	/s/ Matt Smith
Name: Matt Smith
Title: Director

By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Director

BX 2020-VIV2 – Amended and Restated Co-Lender Agreement

SOCIETE GENERALE FINANCIAL CORPORATION, as Initial Noteholder of Note A-8, Note A-12, Note B-8-A, Note B-12-A and Note B-8-B

By:	/s/ Kevin Kelley
Name: Kevin Kelley
Title: Director

BX 2020-VIV2 – Amended and Restated Co-Lender Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH, as Initial Noteholder of Note A-11 and Note B-11-A

By:	/s/ Matt Smith
Name: Matt Smith
Title: Director

By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Director

BX 2020-VIV2 – Amended and Restated Co-Lender Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee on behalf of the registered holders of the BX Commercial Mortgage Trust 2020-VIVA, Commercial Mortgage Pass-Through Certificates, Series 2020-VIVA, as Initial Noteholder of Note A-1, Note A-2, Note A-3, Note A-4, Note B-1-A, Note B-2-A, Note B-3-A, Note B-4-A, Note B-1-B, Note B-2-B, Note B-3-B, Note B-4-B, Note C-1, Note C-2, Note C-3 and Note C-4

BY: KEYBANK NATIONAL ASSOCIATION, as BX 2020-VIVA Servicer

By:	/s/ Michael A. Tilden
Name: Michael A. Tilden
Title: Vice President

BX 2020-VIV2 – Amended and Restated Co-Lender Agreement

CITIBANK, N.A., as Initial Agent

By:	/s/ Ryan Biasi
Name: Ryan Biasi
Title: Senior Trust Officer

BX 2020-VIV2 – Amended and Restated Co-Lender Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan:

Mortgage Loan Agreement:	Loan Agreement, dated as of February 14, 2020, between Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch, Societe Generale Financial Corporation and Mandalay Propco, LLC and MGM Grand Propco, LLC, as the same may be further amended, restated, supplemented or otherwise modified from time to time
Borrowers	Mandalay Propco, LLC and MGM Grand Propco, LLC
Origination Date of the Mortgage Loan and Notes as of July 23, 2020:	February 14, 2020 (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9, Note A-10, Note A-11, Note A-12, Note B-1-A, Note B-2-A, Note B-3-A, Note B-4-A, Note B-5-A, Note B-6-A, Note B-7-A, Note B-8-A, Note B-9-A, Note B-10-A, Note B-11-A, Note B-12-A, Note B-1-B, Note B-2-B, Note B-3-B, Note B-4-B, Note B-5-B, Note B-6-B, Note B-7-B, Note B-8-B, Note C-1, Note C-2, Note C-3 and Note C-4)
Initial Principal Amount of Mortgage Loan:	$3,000,000,000
Location of the Property:	Las Vegas, Nevada
Anticipated Repayment Date:	-March 5, 2030
Maturity Date:	-March 5, 2032

B.       Description of Note Interests: Each Note shall have the initial Principal Balance, Percentage Interest and initial rate of interest set forth in the table below.

Note Designation	Initial Interest Rate	Percentage Interest	Principal Balance as of July 23, 2020
Note A-1	3.558%	0.008935%	$268,055.60
Note A-2	3.558%	0.004468%	$134,027.80
Note A-3	3.558%	0.004468%	$134,027.80
Note A-4	3.558%	0.004468%	$134,027.80

A-1

Note Designation	Initial Interest Rate	Percentage Interest	Principal Balance as of July 23, 2020
Note A-5	3.558%	0.010598%	$317,944.40
Note A-6	3.558%	0.005299%	$158,972.20
Note A-7	3.558%	0.005299%	$158,972.20
Note A-8	3.558%	0.005299%	$158,972.20
Note A-9	3.558%	21.769800%	$653,094,000.00
Note A-10	3.558%	10.884900%	$326,547,000.00
Note A-11	3.558%	10.884900%	$326,547,000.00
Note A-12	3.558%	10.884900%	$326,547,000.00
Note B-1-A	3.558%	0.002352%	$70,548.60
Note B-2-A	3.558%	0.001176%	$35,274.30
Note B-3-A	3.558%	0.001176%	$35,274.30
Note B-4-A	3.558%	0.001176%	$35,274.30
Note B-5-A	3.558%	0.002782%	$83,451.40
Note B-6-A	3.558%	0.001391%	$41,725.70
Note B-7-A	3.558%	0.001391%	$41,725.70
Note B-8-A	3.558%	0.001391%	$41,725.70
Note B-9-A	3.558%	5.729533%	$171,886,000.00
Note B-10-A	3.558%	2.864767%	$85,943,000.00
Note B-11-A	3.558%	2.864767%	$85,943,000.00
Note B-12-A	3.558%	2.864767%	$85,943,000.00
Note B-1-B	3.558%	0.002047%	$61,395.80
Note B-2-B	3.558%	0.001023%	$30,697.90
Note B-3-B	3.558%	0.001023%	$30,697.90
Note B-4-B	3.558%	0.001023%	$30,697.90
Note B-5-B	3.558%	4.988620%	$149,658,604.20
Note B-6-B	3.558%	2.494310%	$74,829,302.10
Note B-7-B	3.558%	2.494310%	$74,829,302.10
Note B-8-B	3.558%	2.494310%	$74,829,302.10
Note C-1	3.558%	7.485333%	$224,560,000.00
Note C-2	3.558%	3.742667%	$112,280,000.00
Note C-3	3.558%	3.742667%	$112,280,000.00
Note C-4	3.558%	3.742667%	$112,280,000.00
A-2

EXHIBIT B

Initial Noteholders:

(i) if to CREFI:

Citi Real Estate Funding Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson

Facsimile number: (646) 328-2943

with an electronic copy emailed to: richard.simpson@citi.com with copies to:

Citi Real Estate Funding Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco

Facsimile number: (347) 394-0898

with an electronic copy emailed to: raul.d.orozco@citi.com

and

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor

Facsimile number: (646) 862-8988

with an electronic copy emailed to: ryan.m.oconnor@citi.com

(ii) if to BCREI:

Barclays Capital Real Estate Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Sabrina Khabie

(iii) if to BBPLC:

Barclays Bank PLC

B-1

745 Seventh Avenue
New York, New York 10019
Attention: Daniel Vinson

Email: daniel.vinson@barclays.com

Facsimile No.: (646) 758-1700

with a copy to:

Barclays Bank PLC

745 Seventh Avenue
New York, New York 10019
Attention: Steven P. Glynn

Email: steven.glynn@barclays.com

Facsimile No.: (212) 412-7519

(iv) if to GACC:

German American Capital Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with an electronic copy emailed to: cmbs.requests@db.com

(v) if to DBNY:

Deutsche Bank AG, New York Branch

60 Wall Street, 10th Floor

New York, New York 10005

Attention: Lainie Kaye

with an electronic copy emailed to: cmbs.requests@db.com

(vi) if to SGFC:

Societe Generale Financial Corporation

245 Park Avenue, 11th Floor

New York, New York 10167

Attention: Jim Barnard

Facsimile number: (212) 278-6263

with an electronic copy emailed to: us-glba-abp-cmbs-notices@sgcib.com with a copy to:

B-2

Societe Generale Financial Corporation

245 Park Avenue, 11th Floor

New York, New York 10167
Attention: General Counsel
Email: us-glba-abp-cmbs-notices@sgcib.com

(vii) if to WTNA:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – BX 2020-VIVA

with an electronic copy emailed to: CMBSTrustee@wilmingtontrust.com.

(viii) if to Citibank:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Global Transaction Services – BX 2020-VIVA

Fax number: (212) 816-5527

B-3

EXHIBIT C

PERMITTED FUND MANAGERS

1.	Westbrook Partners
2.	DLJ Real Estate Capital Partners
3.	iStar Financial Inc.
4.	Capital Trust, Inc.
5.	Lend-Lease Real Estate Investments
6.	Archon Capital, L.P.
7.	Whitehall Street Real Estate Fund, L.P.
8.	The Blackstone Group International Ltd.
9.	Apollo Real Estate Advisors
10.	Colony Capital, Inc.
11.	Praedium Group
12.	J.E. Robert Companies
13.	Fortress Investment Group LLC
14.	Lonestar Opportunity Fund
15.	Clarion Partners
16.	Walton Street Capital, LLC
17.	Starwood Financial Trust
18.	BlackRock, Inc.
19.	Rialto Capital Management, LLC
20.	Rialto Capital Advisors, LLC
21.	Raith Capital Partners, LLC
22.	Eightfold Real Estate Capital, L.P.
23.	Perella Weinberg Partners
24.	Square Mile Capital Management LLC

C-1